UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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ViroPharma Incorporated

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VIROPHARMA INCORPORATED

397 Eagleview Boulevard

Exton, Pennsylvania 19341

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 23, 2008

To Our Stockholders:

Our annual stockholders’ meeting will be held on Friday, May 23, 2008 at 10:00 a.m., local time, at The Wayne Hotel, 139 East Lancaster Avenue, Wayne, PA, 19087 for the following purposes:

1. To elect three (3) Class III directors to our board of directors. Each director elected by the stockholders will serve for a three-year term expiring at the 2011 annual stockholders’ meeting and until each such director’s successor has been elected and qualified.

2. To approve an amendment to our 2005 Equity Incentive Plan (the “2005 Plan”).

3. To ratify the appointment of KPMG LLP (“KPMG”) as independent registered public accounting firm for the fiscal year ending December 31, 2008.

4. To transact any other business that may properly arise at the meeting.

Any action may be taken on these matters at the annual meeting, or on the date to which the annual meeting may be continued, postponed or adjourned. Our board of directors has chosen March 28, 2008 as the record date for determining the stockholders who will be entitled to receive notice of our annual meeting and to vote at that meeting. We will maintain a complete list of our stockholders entitled to vote at the annual meeting at our headquarters, located at 397 Eagleview Boulevard, Exton, Pennsylvania, for ten days before the annual meeting.

The proxy statement included with this notice discusses each of our proposals to be considered at the annual meeting of stockholders. We also have included a copy of our annual report to stockholders for the year ended December 31, 2007 for your review.

This notice of annual meeting of stockholders, the proxy statement and our annual report to stockholders for the year ended December 31, 2007 are available at www.stocktrans.com/eproxy/viropharma2008. Information included in our website, other than the notice of annual meeting of stockholders, the proxy statement and the annual report to stockholders for the year ended December 31, 2007, is not part of the proxy soliciting materials.

You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible so that we can count your vote. We have included a postage-prepaid envelope for your use, or you may follow the instructions on your proxy card for voting by Internet or by telephone. Submitting your instructions by any of these methods will not affect your right to attend the meeting and vote in person.

By order of the board of directors,
J. Peter Wolf
Vice President, General Counsel and Secretary

April 7, 2008

Exton, Pennsylvania

VIROPHARMA INCORPORATED

397 Eagleview Boulevard

Exton, Pennsylvania 19341

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 23, 2008

We are sending you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote your shares at our 2008 annual meeting of stockholders, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement. The annual meeting will be held on May 23, 2008 at 10:00 a.m., local time, at The Wayne Hotel, 139 East Lancaster Avenue, Wayne, PA, 19087. We began mailing this proxy statement and the accompanying proxy card on or about April 11, 2008. We have also included our annual report to stockholders for the year ended December 31, 2007 for your review. The annual report to stockholders is not part of this proxy statement.

ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders, including (i) the election of directors, (ii) the approval of an amendment to the 2005 Equity Incentive Plan (the “2005 Plan”) to change the name of the 2005 Plan, increase the number of shares of common stock reserved for issuance under the 2005 Plan by 5,000,000 shares from 2,850,000 shares to 7,850,000 shares, increase the number of options and restricted shares that may be granted under the 2005 Plan to any one person from 850,000 shares to 2,000,000 shares, allow for grants of restricted stock units and allow for grants of dividend equivalents to participants who have received awards under the 2005 Plan (the “2005 Plan Amendment”), and (iii) the ratification of the appointment of KPMG as our independent registered public accounting firm.

Who is entitled to vote at the annual meeting?

Only holders of our common stock, $0.002 par value per share, as of the close of business on March 28, 2008, the record date, are entitled to receive notice of our annual meeting and to vote at the meeting. On March 28, 2008 we had 69,946,880 shares of our common stock outstanding. Each common stockholder that is entitled to vote will have the right to one vote for each share of common stock outstanding in such stockholder’s name at the close of business on the record date.

Do I have to attend the meeting in order to vote?

No. If you want to have your vote count at the meeting, but not actually attend the meeting in person, you may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

By Internet—If you have Internet access, you may submit your proxy from any location in the world by following the “Vote by Internet” instructions on the proxy card.

By Telephone—You may submit your proxy from any location in the United States or Canada by following the “Vote by Telephone” instructions on the proxy card.

By Mail—You may submit your proxy by signing your proxy card and mailing it in the enclosed, postage-prepaid envelope. If you hold your shares in street name, you should follow the directions provided by your broker or nominee regarding how to instruct your broker or nominee. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below.

If, however, you choose to vote in person, you can attend the annual meeting and cast your vote in person. If you need directions to the annual meeting, please contact Investor Relations at (610) 458-7300.

If you are a registered holder, your shares will be voted in the manner that you indicate in your proxy. The proxy card provides spaces for you to vote “FOR,” or to “WITHHOLD” your authority to vote your shares for the nominees for the board of directors. The proxy card also provides spaces for you to vote “FOR” or “AGAINST” or “ABSTAIN” from voting in connection with our proposal to approve the 2005 Plan Amendment and to ratify the appointment of KPMG LLP as independent registered public accounting firm for fiscal 2008. If you return a signed proxy card but do not indicate how you wish to vote your shares, your shares will be voted FOR the election of the three (3) Class III director nominees, FOR the 2005 Plan Amendment and FOR the ratification of KPMG LLP as our independent registered public accounting firm for fiscal 2008.

What if my shares are held in “street name?”

If you hold your shares in “street name” through a broker or other nominee, then the broker who holds your shares has the authority under the applicable stock exchange rules to vote on certain items when they have not received instructions from you. For example, we believe that brokers that do not receive instructions from you are entitled to vote those shares with respect to the election of directors. However, a failure by brokers to vote those shares will have no effect on the outcome of the election of the directors, as the directors are to be elected by a plurality of the votes cast. Brokers are not entitled to vote those shares on the proposal to approve the 2005 Plan Amendment or to ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2008.

How many shares entitled to vote must be present to conduct business at the annual meeting?

We need a quorum of stockholders to hold a valid annual meeting. A quorum will be present if a majority of the common stock outstanding and entitled to vote at the annual meeting is present in person or by proxy. If a quorum is present, we will be able to conduct business at the meeting. Broker non-votes and votes withheld are counted as present for the purpose of establishing a quorum.

What are the recommendations of our board of directors?

The recommendations of our board of directors are set forth in the description of the matters to be acted on in this proxy statement. In summary, our board of directors recommends a vote:

•	FOR election of the Class III director nominees (see PROPOSAL 1);

•	FOR approval of the 2005 Plan Amendment (see PROPOSAL 2); and

•	FOR the ratification of KPMG LLP as our independent registered public accounting firm for fiscal 2008 (see PROPOSAL 3).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, they will vote in their own discretion.

If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors.

What vote is required to approve each item?

The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. Broker non-votes and properly executed proxies marked “WITHHOLD” with respect to the election of a Class III director will not be voted with respect to the director indicated, although they will be counted for purposes of determining whether there is a quorum present at the meeting. As a result, the director nominee receiving the highest number of votes for each available seat will be elected to our board of directors.

The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the 2005 Plan Amendment and to ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2008 is required for approval. A properly executed proxy marked “abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. Any broker non-votes will not have an effect on these proposals but will be counted for purposes of determining whether a quorum is present.

Any other matter submitted to the stockholders will require the affirmative vote of a majority of the shares represented and entitled to vote, in person or by proxy, at the annual meeting, unless a greater percentage is required either by law or by our amended and restated certificate of incorporation or amended and restated bylaws. If you “abstain” from voting on any of these matters, your abstention will be considered as present and entitled to vote for purposes of determining the presence of a quorum, but will have the effect of a vote “AGAINST” the particular matter.

Can I change my vote after I return the proxy card?

Yes. You may change your proxy instructions at any time prior to the vote being taken at the annual meeting. For shares held directly in your name, you may accomplish this by sending a written revocation or delivering a new proxy bearing a later date (which automatically revokes the earlier proxy) before the annual meeting to J. Peter Wolf, our corporate secretary, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you in street name through your broker or nominee, you may accomplish this by submitting new voting instructions to your broker or nominee.

How can I get additional information about the company?

We will be happy to provide you (without charge) with a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. Please address your requests for such documents to J. Peter Wolf, Vice President, General Counsel and Secretary of ViroPharma Incorporated, 397 Eagleview Boulevard, Exton, Pennsylvania 19341, telephone number (610) 458-7300.

Householding of Annual Meeting Materials

If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our annual report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Householding Department, 51 Mercedes Way, Edgewood, New York 11717 (telephone number:1-800-542-1061). The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or our annual report, we will send a copy to you if you address your written request to or call J. Peter Wolf, Vice President, General Counsel and Secretary of ViroPharma Incorporated, 397 Eagleview Boulevard, Exton, Pennsylvania 19341, telephone number (610) 458-7300. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting Mr. Wolf in the same manner.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2008

Our 2008 notice of annual meeting and proxy statement and 2007 annual report to stockholders are available at www.stocktrans.com/eproxy/viropharma2008.

Please see “About the Annual Meeting” beginning on page 1 of this proxy statement for the following information:

•	Date, time and location of the 2008 annual meeting.

•	How to obtain directions to the meeting.

•	How to vote in person at the meeting.

•	An identification of each separate matter to be acted on at the annual meeting

•	The recommendations of our board of directors regarding those matters.

New rules adopted by the Securities and Exchange Commission allow companies to send stockholders a notice of Internet availability of proxy materials, rather than mail them full sets of proxy materials. This year, we chose to mail full packages of materials to stockholders. However, in the future we may take advantage of this new distribution option. If, in the future, we choose to send such notices, they would contain instructions on how stockholders can access our notice of annual meeting and proxy statement via the Internet. It would also contain instructions on how stockholders could request to receive their materials electronically or in printed form on a one-time or ongoing basis.

CORPORATE GOVERNANCE

In accordance with the General Corporation Law of the State of Delaware and our amended and restated certificate of incorporation and amended and restated bylaws, our business, property and affairs are managed under the direction of the board of directors. Although our directors are not involved in our day-to-day operating details, they are kept informed of our business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by our officers at meetings of the board of directors and committees of the board of directors.

Our board of directors currently consists of eight directors. The board consists of three classes of directors, with each director serving a three-year term. The members of the board of directors on the date of this proxy statement, and the committees of the board on which they serve, are identified below:

Director	Audit Committee	Compensation Committee	Nominating Committee

Michel de Rosen

Paul A. Brooke	*		*

William D. Claypool		*	*

Michael R. Dougherty	**		*

Director	Audit Committee	Compensation Committee	Nominating Committee

Robert J. Glaser		**	*

John R. Leone	*		*

Vincent J. Milano

Howard H. Pien			*

*	Member
**	Chair

Our board of directors has determined that each of the directors listed above, with the exception of Mr. de Rosen and Mr. Milano, is independent under applicable NASDAQ rules. Mr. de Rosen is not an independent director under NASDAQ rules because of his prior employment as an executive of ours, which ended on March 31, 2008. Mr. Milano is also not an independent director because of his current employment as an executive of ours.

Committees and Meetings of the Board

The board of directors has a compensation committee and an audit committee and all of the directors other than Mr. de Rosen and Mr. Milano (the independent directors) act as our nominating committee. During 2007, the board of directors held eight meetings, the compensation committee held two meetings, the audit committee held seven meetings, the nominating committee held one meeting. All directors attended at least 75% of the combined number of full board meetings and meetings of board committees on which each such director served. Wile we request and encourage all members of the board of directors to be in attendance at the annual meeting of stockholders, there is not formal policy as to their attendance. The following directors were in attendance at our 2007 annual meeting: Mr. de Rosen, Mr. Dougherty and Mr. Glaser. As a result of a change to our annual meeting date and resulting scheduling conflicts the remaining directors were unable to attend the meeting.

If you would like to communicate with our board of directors, please send a letter to the following address: ViroPharma Incorporated, Attention: Board of Directors c/o General Counsel and Secretary, ViroPharma Incorporated, 397 Eagleview Boulevard, Exton, Pennsylvania 19341. Our General Counsel will review each such communication and forward a copy to each member of the board of directors.

The compensation committee’s responsibilities include: (i) overseeing our incentive compensation plans and equity-based plans, (ii) annually reviewing and approving the salary of our Chief Executive Officer and other executive officers, and (iii) annually establishing the parameters for the compensation of all other employees. The compensation committee does not currently have a charter. The current members of the compensation committee are Mr. Glaser (Chairman) and Dr. Claypool, each of whom are independent under applicable NASDAQ rules.

To assist the compensation committee in carrying out its responsibilities, in 2007, we engaged CBIZ Human Capital Services to conduct an annual review of our total compensation program for our Chief Executive Officer as well as for other key executives. The consultant works with both the compensation committee and management to provide information and guidance regarding emerging market practices, trends and changes in regulatory environment and to provide an outside point of view regarding compensation proposals. Our consultant provided both published salary surveys to obtain market pay data as well as peer group data. For additional information concerning the role of CBIZ in advising the compensation committee, please see the “Compensation of Executive Officers and Directors—Compensation Discussion and Analysis” beginning on page 20 of this proxy statement.

During the fourth quarter of 2007 we engaged SMART Business Advisory and Consulting, LLC to evaluate current trends in the utilization of equity compensation, including the use of stock options, restricted stock and restricted stock units. For additional information concerning the role of SMART in advising the compensation committee, please see the “Compensation of Executive Officers and Directors—Compensation Discussion and Analysis” beginning on page 20 of this proxy statement.

In addition to CBIZ and SMART, the compensation committee also solicits the input of our management with respect to non-employee director compensation and certain aspects of executive compensation. For non-employee director compensation, management utilizes information compiled by us and surveys of director compensation to develop recommendations that are then presented to the compensation committee and the entire board of directors. For base salaries of our executive officers other than the Chief Executive Officer, our Chief Executive Officer will make preliminary recommendations to the compensation committee concerning any proposed adjustments to salary for the executive officers other than the Chief Executive Officer. Also, in developing the annual incentive bonus plan, the compensation committee will review management’s preliminary recommendations concerning the performance objectives established pursuant to the plan. The compensation committee considers the advice of CBIZ, SMART and the recommendations of management, before it determines executive and non-employee director compensation.

The compensation committee has the authority to delegate authority to subcommittees. The compensation committee has previously delegated authority to make option grants to non-executive employees from a pool of options approved by the compensation committee to a committee comprised of Michel de Rosen and Vincent Milano. Commencing on March 31, 2008 the composition of the sub-committee was revised to include Vincent Milano and J. Peter Wolf.

The audit committee’s responsibilities include: (i) reviewing the independence, qualifications, services, fees, and performance of the independent registered public accounting firm, (ii) appointing, replacing and discharging the independent registered public accounting firm, (iii) pre-approving the professional services provided by the independent registered public accounting firm, (iv) reviewing the scope of the annual audit and reports and recommendations submitted by the independent registered public accounting firm, and (v) reviewing our financial reporting and accounting policies, including any significant changes, with management and the independent registered public accounting firm. A copy of the charter was filed as Annex A to our proxy statement filed with the Securities and Exchange Commission on April 14, 2004. The charter was amended in May 2005 and is available on our website at www.viropharma.com. The current members of the audit committee are Mr. Dougherty (Chairman), Mr. Brooke and Mr. Leone, each of whom meets the definition of an “independent” director as set forth in the NASDAQ rules and the rules of the Securities and Exchange Commission. The board of directors has determined that Mr. Dougherty is an “audit committee financial expert,” as such term is defined under the rules of the Securities and Exchange Commission.

All of the independent directors currently serve on our nominating committee. The nominating committee was established and operates pursuant to resolutions approved by the entire board of directors in accordance with NASDAQ rules. The nominating committee’s responsibilities include (i) reviewing the composition and size of the board; (ii) reviewing and determining the eligibility criteria for board candidates; (iii) assessing the range of skills and expertise of candidates (in consultation with the Chairman of the board of directors); and (iv) recommending candidates to the board for nomination. The resolutions governing the activities of the nominating committee were filed as Annex A to our proxy statement filed with the Securities and Exchange Commission on March 31, 2005 and are available on our website at www.viropharma.com.

Director Nominations

The board of directors seeks director candidates based upon a number of qualifications, including their independence, knowledge, judgment, character, leadership skills, education and experience. The board particularly emphasizes a candidate’s judgment, integrity, ethics, and his or her independence, entrepreneurial instincts, commitment to our values and ability to work as a member of a team. The candidate’s background should include pharmaceutical related clinical or commercial experience, experience in business development, exposure to reimbursement issues and hospital settings or experiences in finance related areas. The board does not generally rely upon third-party search firms to identify board candidates. Instead, the board relies on recommendations from a wide variety of its business contacts, including current executive officers, directors and stockholders, as a source for potential board candidates. The board of directors evaluates the above criteria as well as the current composition of the board of directors and the need for audit committee expertise. The board of directors then nominates the candidates that it believes best suit our needs.

The board of directors will consider stockholder recommendations for directors sent to the General Counsel and Secretary, ViroPharma Incorporated, 397 Eagleview Boulevard, Exton, Pennsylvania 19341. Stockholder recommendations for directors should include (i) the name and address of the stockholder recommending the person to be nominated, (ii) a representation that the stockholder is a holder of record of our common stock, including the number of shares held and the period of holding, (iii) a description of all arrangements or understandings between the stockholder and the recommended nominee, (iv) such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended and (v) the consent of the recommended nominee to serve as a director of ours if so elected. Stockholders’ nominees that comply with these procedures will receive the same consideration by the board of directors that other nominees receive.

Compensation of Directors

Directors that are non-executive officers of ours, and directors that are not affiliated with a person or entity that has been granted a contractual right to appoint a director to the board of directors, receive a cash retainer of $15,000 annually. These directors receive $2,500 for each board meeting, and $1,000 for each committee meeting that they attend, plus travel expenses. The Chairman of the board of directors, if he is a non-executive officer, receives an additional cash retainer of $30,000, the Chairman of the audit committee receives an additional cash retainer of $5,000, and the Chairman of the compensation committee receives an additional cash retainer of $3,500. These directors also receive an option grant to purchase 25,000 shares, vesting in equal increments over three years, upon their initial election to the board and option grants annually to purchase 10,000 shares of our common stock that vest one year after the date of grant. In February 2007, each of our directors other than Mr. de Rosen and Mr. Milano received the annual option grants to purchase 10,000 shares of our common stock. The director compensation policy was revised as set forth above in July 2007 and at that time, each director other than Mr. de Rosen received a pro-rata allocation of the increase in retainer fees for the second half of 2007, such that each director, other than Mr. de Rosen received $3,750, and the Chairman of the audit committee received $2,500, and the Chairman of the compensation committee received $1,750. The compensation for Chairman of the board of directors was established in April 2008 following the separation of the positions of Chairman and Chief Executive Officer.

Each of our directors and officers are parties to an indemnification agreement with us. Under these agreements, our directors and officers will be indemnified against liabilities and expenses incurred in connection with their services to us to the fullest extent permitted under Delaware law. These indemnification rights are subject to each director and officer meeting the applicable standard of care and to a determination to provide such indemnification by a majority of disinterested directors or by independent counsel.

DIRECTOR SUMMARY COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and NQDC Earnings ($)	All Other Compensation ($)	Total ($)
Paul Brooke	$33,750	$136,736	—	—	—	$170,486

William Claypool	$25,250	$149,988	—	—	—	$175,238

Michael Dougherty	$37,250	$151,849	—	—	—	$189,099

Robert J. Glaser	$30,500	$136,736	—	—	—	$167,236

John Leone	$32,750	$281,227	—	—	—	$313,977

Howard H. Pien	$28,250	$187,039	—	—	—	$215,289

(1)	Consists of a cash retainer of $15,000 annually plus $2,500 for each board meeting, and $1,000 for each committee meeting that was attended. The Chairman of the board of directors, if he is a non-executive officer, receives an additional cash retainer of $30,000, the Chairman of the audit committee receives an additional cash retainer of $5,000, and the Chairman of the compensation committee receives an additional cash retainer of $3,500. The director compensation policy was revised as described above in July 2007 and at that time, each director other than Mr. de Rosen received a pro-rata allocation of the increase in retainer fees for the second half of 2007, such that each director, other than Mr. de Rosen received $3,750, and the Chairman of the audit committee received $2,500, and the Chairman of the compensation committee received $1,750.
(2)	On February 25, 2007, each of the non-employee directors received a grant of stock options to purchase 10,000 shares of our common stock at an exercise price of $9.15 per share, which vest one year after the date of grant.
(3)	For each non-employee director, the amount shown consists of the equity compensation expense calculated under SFAS 123R including a portion of the value of option awards made in prior years, since expense is recognized ratably over the one year vesting period of the annual grants. For Dr. Claypool, Mr. Dougherty, Mr. Leone and Mr. Pien the amounts also include equity compensation expense related to stock option awards received in 2004, 2005 and 2006, respectively, upon their first election or appointment to the board. These awards vest ratably over three years on each anniversary of the grant date. See Note 11 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 for a discussion of the assumptions used in the SFAS 123R calculation. The fair value of each annual option award granted to directors in 2007 was $135,826, as calculated under SFAS 123R.

At fiscal year ended December 31, 2007, the aggregate number of stock options outstanding for each director was as follows: Mr. Brooke 85,000; Dr. Claypool 75,000; Mr. Dougherty 75,000; Mr. Glaser 55,000; Mr. Leone 45,000; and Mr. Pien 42,500.

Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics applicable to our principal executive officer and principal financial and accounting officer and persons performing similar functions. In addition, the Code of Business Conduct and Ethics applies to our employees, officers, directors, agents and representatives. Our Code of Business Conduct and Ethics is intended to comply with the rules of the Securities and Exchange Commission and NASDAQ rules. The Code of Business Conduct and Ethics was filed with the Securities and Exchange Commission as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2003 and is available on our website at www.viropharma.com.

PROPOSAL 1

ELECTION OF CLASS III DIRECTORS

Our board of directors currently consists of eight (8) directors. The board consists of three classes of directors, with each director serving a three-year term. Each year, one class of directors comes up for election. At the annual meeting, stockholders will vote on the election of three Class III directors. The Class III directors elected at the annual meeting of stockholders will serve until the 2011 annual meeting of stockholders and until each such director’s successor has been elected and qualified, except if the director resigns, is removed or dies before such time.

The Class III nominees for election to the board of directors at the annual meeting are John R. Leone, Vincent J. Milano and Howard H. Pien. The Class I directors presently are Paul A. Brooke, Robert J. Glaser and Michael R. Dougherty. The Class II directors presently are Dr. William D. Claypool and Michel de Rosen.

The affirmative vote of a plurality of shares of the common stock present or represented by proxy at the annual meeting and entitled to vote is required for the election of each of John R. Leone, Vincent J. Milano and Howard H. Pien. If any of these nominees should become unable or unwilling to accept nomination or election, a circumstance which we do not expect, the proxy holders intend to vote for any alternate nominees designated by the board of directors or, in the discretion of the board, the position(s) may be left vacant.

Described below is certain information regarding each director, including the nominees. Each of the members of the board of directors, including the director nominees, is independent under applicable NASDAQ rules other than Mr. de Rosen who served as our Chief Executive Officer until March 31, 2008 and Mr. Milano who currently serves as our Chief Executive Officer. The Class III director nominees were recommended by the unanimous vote of the independent directors and nominated by the unanimous vote of the entire board of directors.

Class III—Director with Term Continuing until 2011

John R. Leone. Mr. Leone has served as a member of our board of directors since January 2006. From 2007 until the present Mr. Leone is a Partner in Paul Capital Partners. From August 2004 to January 2006, Mr. Leone was President, Chief Executive Officer and member of the board of directors of Cambrex Corporation. From 2000 to 2004, Mr. Leone was Senior Vice President and Chief Operating Officer for U.S. commercial operations of Aventis Pharmaceuticals. Prior to 2000, Mr. Leone held a variety of senior positions at Rhone-Poulenc Rorer, American Home Products Corporation and Pfizer. Mr. Leone is 60 years of age.

Vincent J. Milano. Mr. Milano became a member of our board of directors in February 2008 and has served as the Company’s Chief Executive Officer and Chief Financial Officer since the end of March 2008. He served as the Company’s Vice President, Chief Financial Officer and Chief Operating Officer from January 2006 until March 2008. He served as Vice President, Chief Financial Officer and Treasurer from 1997 to 2006, after joining the Company in 1996. Prior to joining the Company, he was with KPMG LLP. Mr. Milano received his bachelor of science degree in accounting from Rider College. Mr. Milano is 44 years of age.

Howard H. Pien. Mr. Pien has served as a member of our board of directors since January 2004. Mr. Pien is the CEO and President of Medarex, a biotechnology company, since June 2007. Mr. Pien served as the President and Chief Executive Officer and a Director of Chiron from April 2003 until Chiron’s merger with Novartis. Mr. Pien was elected Chairman of the board of directors of Chiron in May 2004. He joined Chiron from GlaxoSmithKline, where he held roles of increasing responsibility for the commercial operations of the company’s worldwide pharmaceuticals business, culminating in his tenure as President, Pharmaceuticals International from December 2000 to March 2003. Mr. Pien previously held key positions in SmithKline Beecham’s pharmaceuticals business in the United States, the United Kingdom, and North Asia, culminating in his tenure as President, Pharmaceuticals-North America. Prior to joining SmithKline Beecham, he worked six years for Abbott Laboratories and five years for Merck & Co., in positions of sales, marketing research licensing and product management. Mr. Pien previously served as a director of ViroPharma Incorporated from 1998 to 2003, and currently serves as a director of Medarex and Vanda, a public company engaged in drug development. Mr. Pien is 50 years of age.

Class I—Directors with Terms Continuing until 2009

Paul A. Brooke. Mr. Brooke has served as a member of our board of directors since February 2001. Mr. Brooke has served as Chairman of Alsius Corporation since its merger with Ithaka Acquisition Corp. in June 2007. Mr. Brooke previously served as Chairman and Chief Executive Officer of Ithaka Acquisition Corp. since its inception in April 2005. Since June 2000, Mr. Brooke has been the managing member of PMSV Holdings LLC, and a senior advisor of Morgan Stanley & Co. He was a managing director at Tiger Management LLC from April 1999 to May 2000. Mr. Brooke was a managing director at Morgan Stanley and was global head of healthcare research and strategy from March 1983 to April 1999. Mr. Brooke also is a director of WebMD.com, Incyte Corporation, Alsius Corporation, MPM Bioequities Fund, Cheyne Capital Management International, and Houston Pharma. Mr. Brooke is 62 years of age.

Michael R. Dougherty. Mr. Dougherty has served as a member of our board of directors since January 2004. Mr. Dougherty was elected as President and Chief Executive Officer of Adolor Corp. and a member of the board of directors on December 14, 2006. Mr. Dougherty joined Adolor in November 2002 as Senior Vice President of Commercial Operations and until his appointment as President and CEO in December 2006, served in a number of capacities, including Chief Operating Officer and Chief Financial Officer. From November 2000 to November 2002, Mr. Dougherty was President and Chief Operating Officer of Genomics Collaborative, Inc., a privately held functional genomics company. Prior to 2000, Mr. Dougherty served in a variety of senior positions at Genaera Corporation, formerly Magainin Pharmaceuticals, Inc. including, from August 1998 to November 2000, President and Chief Executive Officer. Mr. Dougherty is 50 years of age.

Robert J. Glaser. Mr. Glaser has served as a member of our board of directors since August 1997. Mr. Glaser is Chief Marketing and Sales Officer of Medsn, a medical education and e-learning company. During 2004, Mr. Glaser was Executive Vice President of Sales and Marketing of Ancillary Care Management, a healthcare management company. During 2003, Mr. Glaser was Senior Vice President, Caliber Associates. From 2001 to 2002, Mr. Glaser was a consultant to the biotechnology and pharmaceutical industries. From 1998 to 2001, Mr. Glaser was President of the McKesson HBOC Pharmaceutical Services division of McKessonHBOC. He was President and Chief Operating Officer of Ostex International from 1996 to 1997. Mr. Glaser was Senior Vice President of Marketing for Merck U.S. Human Health from 1994 to 1996, Vice President of Marketing from 1993 to 1994 and Vice President of Merck’s Vaccine Division from 1991 to 1993. Mr. Glaser is 56 years of age.

Class II—Nominees with Terms Continuing until 2010

William D. Claypool, M.D. Dr. Claypool has served as a member of our board of directors since December 2003. Since March 2008, Dr. Claypool serves as President of Phoenix Data Systems, Inc. Prior to Phoenix Data Systems, Inc. being acquired by Bio-Imaging Technologies, Inc. in March 2008, Dr. Claypool served as Chief Executive Officer and Chairman of the Board of Phoenix Data Systems, Inc. Dr. Claypool has been at Phoenix Data Systems since June 2001. From January 2001 to June 2001, he served as President and CEO of The GI Company. From 1991 to 2001 Dr. Claypool held a number of management positions with SmithKline Beecham Pharmaceuticals, serving from November 1998 to December 2000 as Senior Vice President and Director of Worldwide Clinical Development and Medical Affairs. Dr. Claypool is 57 years of age.

Michel de Rosen. Mr. de Rosen has served as the Chairman of our board of directors since September 2002, as President and Chief Executive Officer from August 2000 until the end of March 2008, and as a director since May 2000. In March 2008, Mr. de Rosen became the Chief Executive Officer of Saint Gobain Desjonqueres. From 1993 to 1999, Mr. de Rosen held several key positions in Rhone-Poulenc Pharma and Rhone-Poulenc

Rorer (now Sanofi Aventis), including Chief Executive Officer from 1995 until 1999, and Chairman and Chief Executive Officer from 1996 to 1999. Mr. de Rosen began his career at the French Ministry of Finance and subsequently served in several leading government positions. Mr. de Rosen also served in various executive roles in industry prior to 1993. Mr. de Rosen also is a director of ABB Ltd. and Endo Pharmaceuticals Holdings Inc. Mr. de Rosen is 56 years of age.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES FOR THE CLASS III DIRECTORS AS DESCRIBED IN PROPOSAL NO. 1 ABOVE.

PROPOSAL 2

AMENDMENT OF 2005 EQUITY INCENTIVE PLAN

In March 2008, our board of directors adopted an amendment to our 2005 Equity Incentive Plan (the “2005 Plan”)(f/k/a the 2005 Stock Option and Restricted Share Plan) to: (i) change the name of the 2005 Plan as reflected herein, (ii) increase the number of shares of common stock reserved for issuance under the 2005 Plan by 5,000,000 shares from 2,850,000 shares to 7,850,000 shares, (iii) to increase the number of options and restricted shares that may be granted under the 2005 Plan to any one person from 850,000 shares to 2,000,000 shares (iv) to allow for grants of restricted stock units (“RSUs”), and (v) to allow for grants of dividend equivalents to participants who have received awards under the 2005 Plan, which amendment is to become effective on such date subject to stockholder approval at the annual meeting (“2005 Plan Amendment”). We are seeking stockholder approval in order to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, the requirements under Section 422 of the Code with respect to incentive stock options to the extent such options are granted under the 2005 Plan, and pursuant to applicable NASDAQ rules.

We face intense competition in recruiting high quality personnel, and in retaining our employees. Our success in this hiring activity and in retaining our existing employees will be crucial to our success. Our board of directors believes that performance-based awards, such as restricted stock, RSUs and stock options, are a vital component of employment compensation packages that we can offer to attract high-caliber individuals. Importantly, they also serve to ensure that our employees’ overall compensation is tied to increases in stockholder value. Our board of directors believes that the number of shares currently available for issuance under the 2005 Plan is not sufficient in view of our compensation structure and strategy and that the availability of the additional 5,000,000 shares will ensure that the Company continues to have a sufficient number of shares of common stock authorized for issuance under the 2005 Plan. Our board of directors adopted this amendment to ensure that, as we grow over the coming year, we can compete effectively in our recruitment efforts, and create incentives for the retention of our employees, by granting stock options, restricted shares and RSUs to employees at levels determined appropriate by the compensation committee.

Description of 2005 Plan

The following may be granted under the 2005 Plan:

•	shares of restricted common stock;

•	RSUs;

•	options to acquire shares of our common stock intended to qualify as incentive stock options, or ISOs, under Section 422(b) of the Internal Revenue Code; or

•	non-qualified stock options to acquire shares of our common stock, or NSOs.

Because benefits under the 2005 Plan will depend on the actions of our board of directors or a board committee, and the fair market value of our common stock at various future dates, the benefits payable under the 2005 Plan Amendment and the benefits that would have been payable had the 2005 Plan Amendment been in effect during the most recent fiscal year are not determinable.

Under the 2005 Plan, the aggregate number of shares of common stock reserved for issuance under the 2005 Plan will be 7,850,000 shares (provided the 2005 Plan Amendment is approved) and the aggregate number of shares that may granted to any one person pursuant to awards under the 2005 Plan will be limited to 2,000,000 shares (provided the 2005 Plan Amendment is approved), subject to proportionate adjustment for changes in capitalization. Eligible recipients of stock options include individuals employed by our company or any of our subsidiaries, directors of our company and of our subsidiaries, and advisors and consultants to the Company or any Subsidiary, provided that only employees of the Company or any of our subsidiaries may be awarded incentive stock options. Eligible recipients of restricted shares and RSUs include individuals employed by our company or any of our subsidiaries and directors of our company and of our subsidiaries. The number of shares that can be issued as restricted shares or pursuant to RSUs under the 2005 Plan is limited by the number of shares authorized for issuance under the plan.

Administration. The 2005 Plan may be administered by our board of directors, by a committee of the board, or to the extent authorized by the board, by an award committee comprised of at least two officers of the company. The award committee of the board will administer the 2005 Plan. Subject to the terms of the 2005 Plan recently approved by our board, the compensation committee has the authority to:

•	determine the persons to whom options, restricted shares or RSUs will be awarded and the number of shares to be covered by each award;

•	determine the participants to which dividend equivalents will be granted;

•	determine the time or times within which restricted shares or RSUs may be subject to forfeiture and all other conditions of such awards;

•	prescribe, amend and rescind rules and regulations relating to the 2005 Plan;

•	determine the conditions which must be satisfied in order for an option to vest and become exercisable and/or for the restrictions on restricted shares and RSUs to lapse;

•	accelerate the vesting or exercise date of any option and/or waive, in whole or in part, any or all remaining restrictions on any restricted shares or RSUs; and

•	interpret the 2005 Plan and any agreement entered into with respect to an award.

The award committee has the authority to determine the persons to whom options, restricted shares or RSUs will be awarded and the number of shares to be covered by each award and determine the number of such options to be received by any such employees; provided, however, that:

•	no member of the award committee may designate himself or herself or any member of the management team or the board of directors as a recipient of a grant under the plan;

•	the total number of options to be granted in the company’s semi-annual, company-wide option grant program shall be subject to the prior approval of the compensation committee;

•

without the prior approval of the compensation committee, the total number of options to be granted by the award committee, excluding in each case such options that are included in the company’s semi-annual, company-wide option grant program, shall not exceed 100,000 shares during any single calendar quarter;

•	the exercise price for any option granted by the award committee shall be equal to an amount that is not less than the fair market value on the date of grant; and

•	any options granted by the award committee shall vest in equal, annual installments over not less than three years nor more than five years.

Restricted Shares. Restricted shares may be issued either alone or in addition to other awards granted under the 2005 Plan. The provisions of restricted share awards need not be the same with respect to each participant. The compensation committee may require participants to pay for their restricted shares, and a specific method of payment, including the use of cash, or a personal or certified check, may be required. If the compensation committee approves, the participant also may elect to purchase restricted shares using a combination of common stock and cash. After our compensation committee authorizes an award, the recipient of restricted shares must execute an award agreement which states the terms and conditions of the award. A share certificate will be issued in connection with each award of restricted shares. This certificate will bear a legend marking the shares as restricted shares and will be held in custody by us or an escrow agent until the restrictions on the award have lapsed.

During the restriction period set by the compensation committee, the participant will not be permitted to transfer or encumber the restricted shares. The participant will be entitled to vote and to receive any cash dividends with respect to restricted shares. Dividends paid in the form of securities will be subject to the same conditions as the restricted shares with respect to which they were paid. Unless there is a forfeiture of the restricted shares, a change of control of the company, or a waiver of the restrictions, the restrictions on restricted shares generally lapse in accordance with the conditions stipulated in the award agreement, which may include continued employment, engagement or service of the participant for a specified time period, attainment of specific performance goals, or any other factor that our compensation committee selects. Forfeitures occur during the restriction period either when the participant’s relationship with us is terminated for any reason, if specified performance goals are not attained, or if we and the participant agree to the forfeiture. Under certain circumstances, forfeitures also occur when there is a change of control. Participants will receive a refund of their purchase price if they paid for the restricted shares that were forfeited.

When the restrictions on restricted shares lapse, the certificates for the restricted shares will be replaced by new certificates that do not bear a restrictive legend. These new certificates will be delivered to the participant subject to the terms of our plan.

RSUs. RSUs may also be granted under the Plan, subject to such terms and conditions as the compensation committee may impose. A RSU is a contractual promise to issue shares (or pay the value of shares) at a specified future date, subject to fulfillment of applicable vesting conditions. A RSU award carries no voting, dividend or other rights associated with the ownership of our common stock. A RSU award may be settled in shares of our common stock, cash, or in any combination of our common stock or cash, as determined by the compensation committee.

Stock Options. The 2005 plan provides that the exercise price for ISOs and NSOs that is not less than the fair market value per share of our common stock at the date of grant. We cannot reprice outstanding options granted under the 2005 Plan without the consent of our stockholders. The option exercise price must be paid in full at the time the notice of exercise of the option is delivered to us and must be tendered in cash, or by personal or certified check. The compensation committee has the discretion to permit a participant to exercise by delivering a combination of shares and cash.

Each option expires within 10 years of the date of grant. However, if ISOs are granted to persons owning more than 10% of our voting stock, the exercise price may not be less than 110% of the fair market value per share at the date of grant, and the term of the ISOs may not exceed five years. Subject to the approval of the amendment to the 2005 Plan by the stockholders, the aggregate number of options that may be granted under the plan to any one person is limited to 850,000 shares, subject to proportionate adjustment for changes in capitalization, which amount shall be increased to 2,000,000 shares upon approval of the 2005 Plan Amendment. Options vest upon satisfaction of vesting conditions, which may include attainment of performance goals, completion of specified periods of service, or other conditions specified by the compensation committee.

Generally, if a participant is an employee or director and the participant’s relationship with us ceases for any reason, other than termination for cause, death or disability, the participant may exercise options that are then vested within the three-month period following the end of our relationship. Options may terminate or expire sooner, however, by their terms. If the participant commences competitive employment within the three-month period, all unexercised options will terminate immediately. If a participant is an advisor or consultant, termination of the relationship with us does not cause acceleration of the expiration of the option. However, if the advisor or consultant violates the terms of a non-competition covenant in an agreement that he or she may have with us, all unexercised options will terminate immediately.

If a participant’s relationship with us ends due to disability or death, the option may be exercised by the participant or executor, as appropriate, for a period following 12 months from the date of termination. However, if our relationship ends because of a disability, unexercised options will terminate if a participant who is an employee or director commences competitive employment or service or, in the case of a consultant or advisor, violates the terms of his or her non-competition covenant, in the 12-month period following termination. If a participant is terminated for cause, all unexercised options are forfeited, including options that have been exercised but for which no share certificates have been issued, provided that we refund the exercise price paid by the participant.

Dividend Equivalents. Subject to the approval of the 2005 Plan Amendment, any participant selected by compensation committee may be granted dividend equivalents based on the dividends declared of shares of our common stock that are subject to any award granted under the 2005 Plan, to be credited as of dividend payment dates, during the period between the date the award is granted and the date the award is exercised, vests, forfeits or expires. Such dividend equivalents shall be converted to cash or additional shares or our common stock by such formula and at such time and subject to such limitations as may be determined by the compensation committee in its sole discretion.

Change in Control. The 2005 Plan also has provisions that take effect if we experience a change of control. As used in the plan, a change of control means:

•	the approval of a plan or other arrangement to dissolve or liquidate us;

•	the approval of an agreement to sell or otherwise dispose of all or substantially all of our assets;

•

the approval of an agreement to merge or consolidate us with or into another corporation. A merger or consolidation will not result in a change of control, however, if our stockholders will own more than 50%, on a fully diluted basis, of the voting capital stock of the surviving corporation immediately after the merger or consolidation, in the same proportion as our stockholders’ ownership of our stock immediately before the merger or consolidation;

•

either the acquisition by a third party of voting control of 50% or more of the outstanding shares of our voting capital stock (on a fully diluted basis), or our board’s determination that such an event is reasonably likely to occur. These will not result in a change of control, however, if:

•	the transaction results from our original issuance of stock; and

•

the transaction was approved by at least a majority of our directors who were either members of the board on the date that this plan was originally adopted by the board or members of the board for at least 12 months before the date that the transaction is approved; or

•

a significant change in the composition of the board occurs, such that a majority of the directors shall have been board members for less than 12 months. This change in board composition will not result in a change of control, however, if the nomination for election of each director who was not a director at the beginning of that 12 month period was approved by a vote of at least 60% of the directors who are both still in office and who were directors at the beginning of that 12 month period.

If a change of control occurs and our 2005 Plan is not continued by a successor corporation, and if our participants do not receive equivalent, substituted stock options or restricted shares in a successor corporation, then the 2005 Plan will be terminated. In this case, for participants who are employees or members of the board of directors:

•

if the employee or board member has been employed by us or has served on our board for at least two years as of the change of control, then all of his or her unvested options will be fully vested and the restrictions on all of his or her restricted shares will lapse; or

•

if the employee or board member has been employed by us or has served on our board for less than two years as of the change of control, then 50% of all of his or her unvested options will be fully vested and the restrictions on 50% of all of his or her restricted shares will lapse. The remaining portion of such options and restricted shares will be forfeited.

If a change of control occurs and our plan is continued by a successor corporation, or if our participants receive equivalent, substituted options or restricted shares in a successor corporation, then for participants who are employees or members of the board of directors shall vest as follows:

•

if at the time of the change of control the participant is not offered substantially equivalent employment with the successor corporation, both in terms of duties and compensation, then, in the manner described above, unvested options will become fully vested and the restrictions on restricted shares will lapse (i.e., all options will vest and the restrictions on all restricted shares will lapse if the participant was employed for at least two years; 50% of the options will vest and the restrictions on 50% of the restricted shares will lapse if the participant was employed for less than two years); and

•

if any participant is offered substantially equivalent employment with the successor corporation, both in terms of duties and compensation, then his or her options will not be subject to accelerated vesting and the restrictions on his or her restricted shares will not lapse. If that participant’s employment with the successor corporation is terminated during the six month period following the change of control, however, then any unvested options and restricted shares held as of the date of termination will be treated in the manner described above (i.e., all options will vest and the restrictions on all restricted shares will lapse if the participant was employed for at least two years; 50% of the options will vest and the restrictions on 50% of the restricted shares will lapse if the participant was employed for less than two years).

The effect of a change in control upon an award of RSUs shall be determined by the compensation committee and set forth in the applicable award agreement which evidences the grant of such RSUs.

Plan Amendment or Termination. The board may suspend, amend or terminate the 2005 Plan. However, stockholder approval must be obtained for amendments that would:

•	increase the number of shares which are to be reserved for the issuance of options or restricted shares under our option and restricted share plan;

•	permit the granting of options to a class of employees other than those presently permitted to receive options under our option and restricted share plan;

•	permit repricing of options; or

•	permit us to grant options at less than the fair market value of our common stock on the date of grant.

Federal Income Tax Consequences of Awards Granted under the 2005 Plan

The following is a brief description of the federal income tax consequences of stock options and restricted shares that may be granted under the 2005 Plan under present tax laws. The following description does not address all of the tax consequences that may be applicable to us or to any particular participant. In addition, the discussion does not address foreign, state or local taxes, nor does it address federal taxes other than federal income tax. The discussion is based upon applicable statutes, regulations, case law, and administrative interpretations in effect as of the date of this proxy statement.

Incentive Stock Options. There are no federal income tax consequences to either the participant or us upon the grant of an ISO. Upon a sale of the shares obtained from the exercise of an ISO, the participant will recognize a long-term capital gain (or loss) measured by the excess (or deficit) of the amount realized from such sale over the option price of such shares, but no deduction will be allowed to us, if the following holding period requirement is satisfied:

•	the participant does not dispose of the shares within two years from the date the ISO was granted; or

•	the participant does not dispose of the shares within one year from the date the shares were issued to the participant.

If a participant disposes of shares before the holding period requirement is satisfied, the participant will recognize ordinary income in the year of disposition, and we will be entitled to a corresponding deduction, in an amount equal to the lesser of:

•	the excess of the fair market value of the shares on the date of exercise over the option price of the shares; or

•	the excess of the amount realized from such disposition over the option price of the shares.

Where shares are sold before the holding period requirement is satisfied, the participant will also recognize a capital gain to the extent that the amount realized from the disposition of the shares exceeds the fair market value of the shares on the date of exercise. Upon exercise of an ISO, the excess, if any, of the fair market value over the exercise price will be an item of tax preference for purposes of the participant’s alternative minimum tax.

Non-Qualified Stock Options. There are no federal income tax consequences to either the participant or to us upon the grant of an NSO. Upon the exercise of an NSO, the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of each share on the date of exercise over the option price, and we generally will be entitled to a federal income tax deduction of the same amount.

In general, if previously owned shares are used to pay the exercise price of options, the participant’s tax basis and holding period of such previously owned shares will be carried over to the equal number of shares received on exercise. The fair market value of any additional shares received upon the exercise of an option will be recognized by the participant as ordinary income. The tax basis of the additional shares will be equal, in the aggregate, to the ordinary income recognized by the participant. The holding period will begin on the day after the tax basis of the shares is determined. However, if the previously owned shares had been acquired on the exercise of an ISO and the holding period requirement for those shares was not satisfied at the time they were used to exercise an option, such use would constitute a disposition of such previously owned shares resulting in the recognition of ordinary income as described above.

Restricted Shares. Unless the participant elects to recognize income at the time of an award of restricted shares, the participant will not recognize taxable income until the shares are no longer subject to a substantial risk of forfeiture. The participant’s recognized income will equal the amount that the fair market value of such shares —measured at the time of grant if an election is made, or otherwise at the time the restrictions lapse or are removed—exceeds any sum paid for such shares (the “bargain element”). We will generally be entitled to a deduction in the same amount, and in the same year as the participant of restricted shares has income. We will comply with all applicable withholding requirements with respect to such income.

The aforementioned election allows the participant to recognize the bargain element as income in the year of the award (as opposed to when the restrictions lapse or are removed) by making an election with the Internal Revenue Service within 30 days after the award is made. If the participant subsequently forfeits the restricted shares, the participant would not be entitled to any tax deduction for the value of the shares on which the participant previously paid tax. Dividends received by a participant on restricted shares during the restriction period are taxable to the participant as ordinary compensation income and will be deductible by us unless the aforementioned election is made, rendering dividends taxable as dividends and nondeductible.

Special rules apply if a participant uses previously owned shares to pay for restricted shares, but, in general, the participant’s tax basis and holding period of such previously owned shares will be carried over to the equal number of restricted shares for which a purchase price is paid in the form of previously owned shares.

RSUs. A participant will not recognize taxable income upon the grant of a RSU. At the time shares and/or cash are paid to a participant in settlement of the RSU, the participant will recognize ordinary income equal to the value of the shares and/or cash and we will be entitled to a congruent deduction. Shares issued in settlement of a RSU award will have a tax basis equal to their fair market value on the date of issuance, and the holding period of those shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

The above description is a partial summary of material provisions of the 2005 Plan. This summary is qualified in its entirety by reference to the full text of the 2005 Plan which appears as Annex A attached to this proxy statement.

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this item is required for approval. A properly executed proxy marked “abstain” with respect to any such matter will not be voted. Any abstentions will have the effect of votes against this item. Any broker non-votes will not have any effect on this item.

Equity Compensation Plans

In addition to the 2005 Plan, we maintain the 1995 Stock Option and Restricted Share Plan (the “1995 Plan”), the 2001 Equity Incentive Plan (the “2001 Plan”) and the 2000 Employee Stock Purchase Plan (the “ESPP”), pursuant to which we may grant equity awards to eligible persons. The 1995 Plan expired in September 2005, although there remain options outstanding that were previously granted under that plan. The 2001 Plan is described more fully below.

The following table gives information about equity awards under our 1995 Plan, 2001 Plan, 2005 Plan and ESPP as of December 31, 2007:

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders (the 1995 Plan, 2005 Plan and the ESPP)	4,817,042(1)	$11.24(1)	921,144

Equity compensation plans not approved by securityholders (the 2001 Plan)	156,948	$6.71	165,737
Total	4,973,990	$11.09	1,086,881

(1)	Does not include rights granted under the ESPP for which rights were granted in connection with the 6-month offering period that commenced in January 2008. The next scheduled purchase date under the Employee Stock Purchase Plan is June 30, 2008.

2001 Equity Incentive Plan

In November 2001, our board of directors adopted the 2001 Plan, which has not been submitted to or approved by stockholders. The 2001 Plan reserves for issuance up to 500,000 shares of our common stock, of which a maximum of 10% may be awarded and sold or granted as restricted shares and the remainder may be issued pursuant to the exercise of options granted under the plan. The number of shares available for future grant and previously granted but unexercised options are subject to adjustment for any future stock dividends, splits, mergers, combinations, or other changes in capitalization as described in the 2001 Plan.

Eligibility for Participation. Generally, any of our, or our subsidiaries’, employees, consultants or advisors is eligible to receive grants under the 2001 Plan; provided, however, our officers and officers of our subsidiaries are not eligible to receive any type of grant under the 2001 Plan. Similarly, no options or restricted shares may be granted to any member of our board of directors under the 2001 Plan.

Terms of Options and Restricted Shares. Nonstatutory stock options (NSOs) and restricted shares are available for grant under the 2001 Plan. The exercise price of options granted under the 2001 Plan may be equal to, more or less than the fair market value of our common stock on the date of grant, and the price (if any) of restricted shares will be determined by our board or a committee. Payment of the exercise price or the price of restricted shares may be made in cash, or by personal or certified check. The board of directors or committee has the discretion to permit a participant to exercise or make payment for restricted shares by delivering a combination of shares and cash. The term of an NSO may not exceed ten years.

Options granted to employees may become exercisable based on the attainment of certain vesting conditions as may be set forth in the award agreement (as determined by the board of directors or committee) – for example, an option may become exercisable if the optionee remains employed by us until a specified date, or if specified performance goals have been met. If a participant’s employment terminates for any reason, the vested portion of an option remains exercisable for a fixed period of three months from the date of the participant’s termination, and all of the restricted shares then subject to restrictions will be forfeited. If restricted shares are forfeited, we will refund to the participant the amounts paid for the restricted shares.

Acceleration in Connection with a Change of Control. Our 2001 Plan also has provisions that take effect if we experience a change of control. In general, a “Change of Control” will be deemed to have occurred upon the approval of a plan to dissolve, liquidate, sell substantially all our assets, merge or consolidate with or into another corporation in which we are not the surviving entity or upon a significant change in the composition of the majority of our board of directors.

If a Change of Control occurs and the 2001 Plan is not continued by a successor corporation, the participant is not offered substantially equivalent employment with the successor corporation or the participant’s employment is terminated during the six month period following the Change of Control, then depending on whether the participant has been employed by us for at least two years, either 50% or 100% of such participant’s unvested options will be fully vested and the restrictions on his or her restricted shares will lapse. The provisions in the 2001 Plan regarding a Change of Control are the same as those provided in the 1995 Plan.

Deduction to the Company. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant. The deduction generally will be allowed for our taxable year in which occurs the last day of the calendar year in which the participant recognizes ordinary income.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2005 PLAN AS DESCRIBED IN THIS PROPOSAL NO. 2

COMPENSATION DISCUSSION AND ANALYSIS

Objectives of Compensation

Our primary objectives with respect to executive compensation are to provide compensation designed to attract, motivate and retain executives of outstanding ability and potential, to tie annual and long-term cash and stock incentives to achievement of measurable performance objectives and to align the interests of executive officers with the interests of our stockholders. We seek to provide incentives for superior individual performance by paying competitive compensation, and to base a significant portion of compensation upon the company’s and the employee’s performance. We believe that our stockholders are best served when we can attract and retain talented executives by providing compensation packages that are competitive.

Process

The compensation committee of our board of directors is responsible for determining the compensation of our Chief Executive Officer. The compensation committee also determines the appropriate compensation of our other executive officers, taking into account the recommendation of our Chief Executive Officer, including the named executive officers included in the Summary Compensation Table on page 28. The compensation committee is primarily responsible for overseeing our incentive compensation plans and equity-based plans, under which stock option grants have been made to employees, including the named executive officers, as well as non-employee directors.

The compensation committee consists of two non-employee directors, each of whom is “independent” under applicable NASDAQ rules, a “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “Outside Director” as defined under the treasury regulations promulgated under Section 162(m) of the Internal Revenue Code. The Report of the Compensation Committee is set forth on page 27 of this proxy statement.

Role of Consultants

In furtherance of our compensation objectives, the company engaged CBIZ Human Capital Services to conduct an annual review of our total compensation program for our Chief Executive Officer as well as for other key executives, including all of our named executive officers. The consultant works with both the compensation committee and management to provide information and guidance regarding emerging market practices, trends and changes in regulatory environment and to provide an outside point of view regarding compensation proposals. Our consultant provided both published salary surveys to obtain market pay data as well as peer group data. The compensation committee has recommended that the company periodically engage a different compensation consultant in order to ensure that the outside advisor maintains independence.

Survey Data

The salary surveys utilized by our consultant detail compensation for positions within the labor markets in which we typically hire our executive staff. Published survey sources utilized by the consultant in the analyses were:

•	CompAnalyst Executive

•	Economic Research Institute (ERI)—Consultants Salary Assessor

•	Frederic W. Cook & Co., Inc.—Change-in-Control Report

•	Frederic W. Cook & Co., Inc.—Fair Value Transfer Report

•	Unifi Network—Change in Control

•	Watson Wyatt Data Services—Compensation Policies & Practices, Non-Qualified Benefits & Perquisite Practices, Survey Reports on Top Management Compensation, and Top Management Compensation Calculator

•	William M. Mercer—Executive Compensation Study Report

•	WorldatWork—Total Salary Increase Budget Survey

•	WorldatWork/Aon Consulting—Severance & Change-in-Control Practices

Peer Group Data

The compensation committee also considered publicly available compensation data provided by our compensation consultant from similarly situated organizations in our industry. The primary factors used to identify the peer group were our size relative to the peer group companies as compared by objective scope measures such as revenues, operating profit, headcount, and market capitalization. We believe that consideration of these additional comparison factors helps the compensation committee and management determine the competitiveness of our total compensation practices and levels compared to the market. The peers considered were as follows:

Adams Respiratory Therapeutics, Inc.	Idenix Pharmaceuticals, Inc.	Sciele Pharma, Inc.
Bentley Pharmaceuticals, Inc.	Medicines Co.	Theravance, Inc.
Bradley Pharmaceuticals, Inc.	MGI Pharma, Inc.	Vertex Pharmaceuticals Inc.
Cubist Pharmaceuticals, Inc.	Momenta Pharmaceuticals, Inc.
CV Therapeutics, Inc.	Salix Pharmaceuticals, Ltd.

It is the intent of the compensation committee that the base salary be set near the median range of the data and targeted annual incentive level and the target long-term incentive award values be set slightly above the median range of the survey and peer group data. The compensation committee reviews information provided by the compensation consultant to determine the appropriate levels and mix of incentive compensation.

Elements of Compensation

The compensation committee has adopted a mix among the compensation elements in order to further our compensation goals. The elements include:

•	Base salary;

•	Variable compensation consisting of a cash bonus based upon individual and corporate performance; and

•	Stock option grants with exercise prices set at the fair market value at the time of grant.

The compensation committee believes this combination of elements provides reasonable fixed compensation on which our executives can rely, while providing both short-term and long-term performance incentives.

Base Salary. Base salaries for our employees, including our named executive officers, are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. Generally, we believe that employee base salaries should be targeted near the median of the range of salaries for employees in similar positions with similar responsibilities at comparable companies. Base salaries are reviewed annually, in the first quarter of each year. Increases in annual base salaries for the following year are designed, in part, to maintain competitive compensation, and to motivate the executive to achieve the business objectives in the coming year. Base salaries are evaluated on an annual basis to recognize expanded responsibilities as we experience growth and internal change.

Specifically, the compensation committee set the 2007 base salary of our Chief Executive Officer at $392,000, an increase from his 2006 base salary of approximately 4.5%. In setting the Chief Executive Officer salary, the compensation committee recognized that the survey data and peer group data provided for a higher median base salary, however, the Chief Executive Officer declined the compensation committee’s determination of a higher base salary. Base salaries for our other named executive officers in 2007 ranged from $327,000 to $260,000, representing increases of 3.2% to 5.5%.

Variable Cash Bonus. We have a Cash Bonus Plan covering each of our employees, including the named executive officers. Each employee is assigned a target payout, expressed as a percentage of his or her base salary for the year, which varies by the employee’s role with us. Our Chief Executive Officer and our other named executive officers are eligible to receive a target bonus of 50% of their base salary. We believe that the variable cash bonus opportunity should be set between 50% and 75% of the value of cash bonuses to executives at comparable companies, while the actual amount of any cash bonus will be determined by our performance and the performance of the individual.

The Cash Bonus Plan consists of two factors: Company and Individual. Each of these factors is itself separately weighted. The company factor represents the degree to which we achieved our overall corporate goals in a given year. Each employee is given an individual factor by his or her supervisor to reflect the employee’s performance against his or her goals for the year. For the named executive officers, including our Chief Executive Officer, the company factor receives the highest weighting (70%) in order to ensure that the bonus system for our management team is closely tied to our performance. Each factor can be assigned a value of up to 125% for maximum performance. Thus, depending on our performance and the individual employee, he or she could receive up to 125% of the target bonus. In order for an individual to achieve in excess of 100% of their individual factor, such individual must demonstrate performance which is considered “exceptional”, which is measured by surpassing all individual goals (115% to 125%) or “exceeds”, which is measured by achieving or surpassing all goals (101% to 114%). Our Chief Executive Officer’s individual performance was determined to be 86%, the same level as the company factor for 2007. The individual factors, as determined by the compensation committee, for our other executive officers ranged from 90% to 110%.

An employee’s target bonus percentage is multiplied by the sum of the company factor and the employee’s individual factor. The result of that calculation is then multiplied by the employee’s target bonus percentage to determine the actual bonus paid. Bonuses, if any, are paid during the first quarter of the year immediately following the year of measurement.

The elements that the compensation committee established as our overall corporate goals in January 2007 included a variety of clinical development and pre-clinical objectives, commercial objectives and financial performance oriented metrics, as well as business development and compliance targets. The clinical development objectives included targets in our CMV and HCV programs related to achieving milestones in the development of our drug candidates such as the degree to which we were able to complete development plans, commence clinical trials, achieve patient enrollment and development of plans for our preclinical non-toxigenic Clostridium difficile program. The commercial objectives included net sales targets, product contribution targets, development of initial product launch plans for each of Camvia and HCV-796, and development of a strategy for commercialization of Camvia in Europe. The financial metrics included net income and operating cash flow targets. The compensation committee also evaluated other indications of performance in making compensation decisions as well, such as our progress in completing acquisitions or obtaining rights to drug candidates and ensuring compliance with applicable laws. The compensation committee establishes the relevant weight of each category of goals in the beginning of each year when the goals are established. The compensation committee intends that our goals be ambitious and are subject to the high risks associated with developing and commercializing pharmaceuticals. We expect that not all of our programs will be successful, however, we establish our annual goals as if they will be.

In January 2008, the compensation committee considered the bonus compensation for 2007 performance and 2008 compensation matters. Specifically, the compensation committee observed that important progress was made in the advancement of our clinical development pipeline. We increased enrollment in our initial phase 3 study in stem cell transplant patients in both the U.S. and E.U. and commenced a second phase 3 study in liver transplant patients in both the U.S. and E.U. However, our HCV program encountered a setback as we discontinued dosing with HCV-796 in a phase 2 study as a result of elevated liver enzyme levels in some patients after 8 weeks or more of therapy with HCV-796 with pegylated interferon and ribavirin. The compensation committee also considered the growth of Vancocin® revenues and achievement of public guidance provided with respect to the performance of Vancocin and our operating income as well as the continued strong operating cash flow. Finally, the compensation committee considered our efforts in evaluating a number of potential in-licensing and acquisition opportunities and continued compliance with applicable laws.

These accomplishments reflected the efforts of our employees, including members of our executive team, and were taken into account by the compensation committee in providing our executives with salary increases, equity grants and annual cash performance awards under our cash bonus program at 86% of our target. In making this determination, the compensation committee considered our progress against the predefined bonus program goals and program weighting. Specifically, the compensation committee evaluated our achievements on a program basis as follows:

Goal	Pre-defined Weight	Bonus Determination
Camvia	30%	32%
Vancocin	30%	29%
HCV	20%	12%
Business Development	10%	3%
Financial and Compliance	10%	10%
TOTAL	100%	86%

Mr. de Rosen received a bonus for 2007 in the amount of $168,500, which equates to 86% of his target bonus. The compensation committee also authorized the payment of bonuses to the other named executive officers which ranged from $142,245 to $93,000, as well as to all other employees. The full board ratified the compensation committee’s salary and bonus determinations for Mr. de Rosen and the other named executive officers.

Stock Options.

We believe that long-term performance is achieved through an ownership culture through the use of stock and stock-based awards that encourages performance by our executive officers. Our stock incentive plans, consisting of our 2001 Equity Incentive Plan and 2005 Equity Incentive Plan, have been established to provide our employees, including our executive officers, with incentives to help align their interests with the interests of stockholders.

We expect to continue to use stock options as a component of our long-term incentive vehicle because:

•

Stock options align the interests of executives with those of the stockholders, support a pay-for-performance culture, foster employee stock ownership, and focus the management team on increasing value for the stockholders.

•	Stock options are performance based. All the value received by the recipient of a stock option is based on the growth of the stock price.

Stock options help to provide a balance to the overall executive compensation program as base salary and our discretionary annual bonus program focus on short-term compensation, while the vesting of stock options increases stockholder value over the longer term. The vesting period of stock options encourages employee retention and the preservation of stockholder value. We have not adopted stock ownership guidelines and our stock incentive plans have provided the principal method, other than through our employee stock purchase plan and open market purchases, for our executive officers to acquire equity in us.

Our compensation committee oversees the administration of our stock option plans. Generally, stock options are granted to all employees at the commencement of employment and twice annually, which practice was followed in 2007. Our stock incentive plans authorize us to grant options to purchase shares of common stock to our employees, directors and consultants. Stock options granted by us have an exercise price equal to the fair market value of our common stock on the day of grant, typically vest over a four-year period with 25% vesting on each twelve month anniversary of the employment commencement date, subject to continued employment, and generally expire ten years after the date of grant. Fair market value is defined to be the closing sale price of a share of our common stock on the date of grant as reported on the NASDAQ Stock Market. Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code of 1986, as amended, or Internal Revenue Code.

We believe that it is appropriate that annual option awards be made at a time when material information regarding our performance for the current fiscal year has been publicly disclosed. We do not otherwise have any program, plan or practice to time annual option grants to our executives in coordination with the release of material non-public information. While we have historically made option grants twice annually, the compensation committee retains the discretion to make additional awards to employees, including named executive officers, at other times, in connection with the initial hiring of a new officer, for retention purposes or otherwise.

In determining the number of stock options to be granted to executives, we take into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value and the individual’s historic and recent performance and the value of stock options in relation to other elements of the individual executive’s total compensation.

In January 2007, the compensation committee awarded Mr. de Rosen options to purchase 75,000 shares of common stock at an exercise price of $15.24 and, in June 2007, options to purchase an additional 68,000 shares of common stock at an exercise price of $13.97. For each of the other named executive officers, in January 2007, the compensation committee awarded options to purchase 55,000 to 40,000 shares of common stock at an exercise price of $15.24 and, in June 2007, options to purchase an additional 50,000 to 15,000 shares of common stock at an exercise price of $13.97. Mr. Pietrusko received an initial award of options to purchase 100,000 shares of common stock at an exercise price of $15.08 upon joining us as Vice President, Global Regulatory and Quality in April 2007.

In connection with Mr. de Rosen’s resignation as our President and Chief Executive Officer, the compensation committee agreed to amend all of the unexercised options held by Mr. de Rosen so that such options will not expire 90 days following the effective date of his resignation, as would have been the case without the amendment. Under the terms of the amendment, as long as Mr. de Rosen continues to serve as a member of our board of directors or a consultant to us (or as a member of the board of directors of or consultant to any subsidiary of ours), the options will remain outstanding and either remain exercisable (to the extent the options are already vested) or continue to vest and become exercisable pursuant to their terms (to the extent the options have not yet vested). The options subject to the amendment were granted to Mr. de Rosen during the period from June 2000 through January 2008 and included incentive stock options to purchase 79,851 shares of common stock at exercise prices ranging from $0.99 to $29.37 per share and nonstatutory stock options to purchase 1,077,772 shares of common stock at exercise prices ranging from $0.99 to $29.37 per share. The options were also amended to provide that the incentive stock options become nonstatutory stock options and no longer qualify as incentive stock options within the meaning of section 422 of the Internal Revenue Code.

During the fourth quarter of 2007, management engaged SMART Business Advisory and Consulting, LLC to evaluate current trends in the utilization of equity compensation, including the use of stock options, restricted stock and restricted stock units. The data presented by SMART indicated that while many companies in our industry with higher revenues were utilizing a mix of stock options and grants of restricted stock or restricted stock units, very few companies with revenues similar to ours were utilizing restricted stock or restricted stock units. Following a review of data compiled by SMART, the compensation committee determined to continue to provide solely option grants to U.S. based employees during 2008. The compensation committee intends to evaluate, on at least an annual basis, whether to utilize grants of restricted stock or restricted stock units in addition to grants of stock options.

Other Compensation. We provide the following benefits to our executive officers generally on the same basis as the benefits provided to all employees:

•	Health, vision and dental insurance;

•	Life insurance;

•	Disability insurance;

•	401(k) with company match; and

•	Employee stock purchase plan providing for the opportunity to purchase our common stock at a discount to market price.

We believe that these benefits are consistent with those offered by other companies, specifically those with whom we compete for employees. Occasionally, certain executives separately negotiate other benefits in addition to the benefits described above, such as reimbursement of relocation expenses.

2008 Direct Compensation Actions for Our Chief Executive Officer and other Named Executive Officers

We do not have employment agreements with any of our executive officers. Base salaries for each of our executive officers are reviewed and approved on at least an annual basis by the compensation committee and ratified by the board of directors. On March 31, 2008, Vincent J. Milano became our President and Chief Executive Officer. Mr. Milano succeeded Michel de Rosen, who had served as President and Chief Executive Officer since 2000 and who resigned from that position effective March 31, 2008. Mr. de Rosen continues to serve as non-executive Chairman of the board. Mr. Milano will also continue to serve as Chief Financial Officer until a successor is appointed. Additionally, on March 31, 2008, Daniel B. Soland became our Chief Operating Officer. The following table reflects the compensation actions taken as of April 1, 2008 including the changes in executive officers.

	Base Salary		Cash Bonus Target	Equity Awards
Name	2008 Salary	% Change	2008 Target	Stock Options
Vincent Milano	$430,000	36.0%	50%	25,000

Colin Broom	$337,000	3.0%	50%	20,000

Thomas Doyle	$301,000	3.1%	50%	20,000

Daniel Soland	$330,000	27.0%	50%	20,000

Robert Pietrusko	$328,300	4.0%	50%	20,000

Tax and Accounting Considerations for Executive Compensation

The compensation paid to our executives is generally subject to taxation at ordinary rates and no particular attempt is made to alter that result. We do, however, attempt to structure our arrangements so that our executives are not subject to tax penalties (such as additional taxes arising under Section 409A of the Internal Revenue Code), although our efforts in this regard have not materially affected the terms of our compensation arrangements.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a federal income tax deduction for certain compensation exceeding $1,000,000 paid to the Chief Executive Officer or any of the other named executive officers, excluding, among other things, certain performance-based compensation. Through December 31, 2007, this provision has not affected our tax deductions, and we believe that, at the present time, it is unlikely, although possible, that the compensation paid to any of our employees in a taxable year which is subject to the deduction limit will exceed $1,000,000. The compensation committee has not purposefully altered its compensation approach to conform to the requirements of available Section 162(m) exemptions, although historically, all awards made under our equity compensation plans were structured and administered in a manner intended to comply with the performance-based exception to Section 162(m). The compensation committee intends to continue to evaluate the effects of the statute and any applicable regulations in the future to ensure that the application of the statute and these regulations are consistent with our best interests.

Effective January 1, 2006, we include the accounting impact of equity awards as required under FAS 123R in our financial statements. The non-cash accounting charge for equity compensation has not been a primary factor considered in determining the size of individual awards or the equity awards granted to employees, consultants and directors company-wide. We endeavor to design our equity incentive awards conventionally, so that they are accounted for under standard governing equity-based arrangements and, more specifically, so that they are afforded fixed treatment under those standards. We have not, however, materially altered the design of our awards as a result of recent changes to the standard for accounting for equity-based compensation. We will continue to carefully quantify and monitor the non-cash accounting expense of our equity programs.

Change of Control Agreements, Severance Agreement and Severance Plan

We do not have employment agreements with our executive officers, however, we had entered into a severance agreement with our former Chief Executive Officer and change of control agreements with our other executive officers.

The severance agreement with our former Chief Executive Officer provided for payments and other benefits we would have paid Mr. de Rosen, in the event he was terminated “without cause” or if he resigned for “good reason” as these terms are defined in the severance agreement. The change of control agreements also provided for payments and other benefits upon a qualifying event or circumstances after there has been a “change of control”, as defined in the agreements. The compensation committee reviews and approves the terms of each executive severance or change of control agreement prior to execution and believes that the terms contained in these agreements are reasonable and customary for agreements of this type. Mr. de Rosen resigned as Chief Executive Officer effective March 31, 2008 and no payments were due under the severance agreement. Additional information regarding these agreements, including a definition of key terms and a quantification of benefits that would have been received by our executive officers had termination occurred on December 31, 2007, is found under the heading “2007 Potential Payments upon Termination or Change in Control” on page 32 of this proxy statement.

The compensation committee believes that the severance and change of control arrangements are an important part of overall compensation for our executive officers. The compensation committee believes that these agreements will help to secure the continued employment and dedication of our executive officers, notwithstanding any concern that they might have at such time regarding their own continued employment, prior to or following a change of control. The compensation committee also believes that these agreements are important as a recruitment and retention device, as most of the companies with which we compete for executive talent have similar agreements in place for their executive officers.

Our equity incentive plans under which we have issued equity awards to our employees provide for accelerated vesting of stock under certain circumstances in connection with a change of control of us. If a change of control occurs and the equity incentive plan is not continued by a successor corporation, all unvested options become vested for employees who have been employed by us for at least two years, and 50% of such unvested options become vested for employees with less than two years of service.

•

If a change of control occurs and our plan is continued by a successor corporation, or if our participants receive equivalent, substituted stock options or restricted shares in a successor corporation, then if the participant is not offered substantially equivalent employment with the successor corporation, all unvested options become vested for employees who have been employed by us for at least two years, and 50% of such unvested options become vested for employees with less than two years of service.

•

If any participant is offered substantially equivalent employment with the successor corporation, both in terms of duties and compensation, then his or her options will not be subject to accelerated vesting and the restrictions on his or her restricted shares will not lapse. If that participant’s employment with the successor corporation is terminated during the six month period following the change of control, however, then any unvested options and restricted shares held as of the date of termination will be treated in the manner described above (i.e., all options will vest and the restrictions on all restricted shares will lapse if the participant was employed for at least two years; 50% of the options will vest and the restrictions on 50% of the restricted shares will lapse if the participant was employed for less than two years).

The following report of the compensation committee will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference. The following report shall not otherwise be deemed filed under such acts.

REPORT OF THE COMPENSATION COMMITTEE

The compensation committee of the board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on that review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

MEMBERS OF THE COMPENSATION COMMITTEE

Robert J. Glaser (Committee Chairman)
William D. Claypool, M.D.

April 7, 2008

EXECUTIVE COMPENSATION

The following table provides information on the compensation during the fiscal year ended December 31, 2007 of our Chief Executive Officer, Chief Financial Officer and our four other most highly compensated executive officers as of the end of fiscal year.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Valued and NQDC Earnings ($)	All Other Compensation ($)(3)	Total ($)
Michel de Rosen	2007	$392,000	—	—	$1,129,357	$168,168	—	$3,750	$1,693,275
Chief Executive Officer	2006	$375,000	—	—	$727,713	$171,562	—	$3,750	$1,278,025

Vincent J. Milano	2007	$315,000	—	—	$749,007	$141,750	—	$3,750	$1,209,507
VP, Chief Operating Officer & Chief Financial Officer	2006	$300,000	—	—	$484,735	$139,500	—	$3,750	$927,985

Colin Broom	2007	$327,000	—	—	$593,938	$142,245	—	$3,750	$1,066,933
VP, Chief Scientific Officer	2006	$317,000	—	—	$357,279	$147,277	—	$3,750	$825,306

Thomas F. Doyle	2007	$290,000	—	—	$587,914	$134,850	—	$2,523	$1,015,287
VP, General Counsel	2006	$275,000	—	—	$396,831	$132,000	—	$3,750	$807,581

Daniel Soland	2007	$260,000	—	—	$443,331	$117,000	—	$3,750	$824,081
VP, Chief Commercial Officer(4)	2006	$30,000	—	—	$38,637	$13,950	—	$—	$82,587

Robert Pietrusko(5)	2007	$193,735	—	—	$219,083	$93,009	—	$94,729	$506,935
VP, Regulatory	2006	$—	—	—	$—	$—	—	$—	—

(1)	The amounts shown in this column represent compensation expense recognized in 2007 related to (i) stock options granted to the named executive officers in 2007 and (ii) the portions of stock options granted in 2006, 2005, 2004 and 2003 that were expensed in 2007. The amounts shown were calculated in accordance with SFAS 123R, excluding the effect of certain forfeiture assumptions, and are based on a number of key assumptions described in the Note 11 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007. For information related to stock option awards made to the named executive officers in 2007, see the Grants of Plan-Based Awards table beginning on page 29 of this proxy statement. The amount of compensation, if any, actually realized by a named executive officer from the exercise and sale of vested stock options will depend on numerous factors, including the continued employment of the named executive officer during the vesting period of the award and the amount by which the stock price on the day of exercise and sale exceeds the stock option exercise price.
(2)	The amounts shown in this column constitute awards earned in 2007 under the 2007 Cash Bonus Plan; amounts earned were paid in February 2008. For a further discussion of these awards, see the Compensation Discussion and Analysis beginning on page 20 of this proxy statement.
(3)	Represents contributions made by us on behalf of such person to our 401(k) plan for each of the named executives other than Robert Pietrusko. The amounts shown in this column for Mr. Pietrusko include contributions made by us on his behalf to our 401(k) plan of $1,108 and reimbursement of $93,621 of relocation expenses in 2007 including all moving expenses related to the relocation of his residence and paying for the closing costs on both the sale of his existing home in Massachusetts and the closing costs associated with the purchase of a new home in Pennsylvania.
(4)	Mr. Soland joined the company in November 2006 and his cash bonus payment for 2006 was prorated to reflect the length of his employment during the fiscal year.

(5)	Mr. Pietrusko joined the company in April 2007 and his cash bonus payment for 2007 was prorated to reflect the length of his employment during the fiscal year.

Base Salary and Incentive Plan Cash Bonus as a Proportion of Total Compensation

The following table sets forth the base salary and incentive plan cash bonus as a proportion of total compensation for each of the named executive officers in 2007:

	Base Salary plus Bonus	Total Compensation	Base Salary and Bonus as a Proportion of Total Compensation
Michel de Rosen	$560,168	$1,693,275	33.0%
Vincent J. Milano	$456,750	$1,209,507	37.7%
Colin Broom	$469,245	$1,066,933	43.9%
Thomas F. Doyle	$424,850	$1,015,287	41.8%
Daniel Soland	$377,000	$824,081	45.7%
Robert Pietrusko	$286,744	$506,935	56.6%

Grants Of Plan Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities of Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Michel de Rosen,	N.A.	—	$196,000	$245,000
Chief Executive	6/15/2007								68,000	$13.97	$745,817
Officer	1/12/2007								75,000	$15.24	$909,233

Vincent J. Milano,	N.A.	—	$157,500	$196,875
VP, CFO, COO &	6/15/2007								50,000	$13.97	$548,395
Treasurer	1/12/2007								55,000	$15.24	$666,770

Colin Broom,	N.A.	—	$163,500	$204,375
VP, Chief Scientific	6/15/2007								40,000	$13.97	$438,716
Officer	1/12/2007								40,000	$15.24	$484,924

Thomas F. Doyle,	N.A.	—	$145,000	$181,250
VP, General	6/15/2007								40,000	$13.97	$438,716
Counsel	1/12/2007								40,000	$15.24	$484,924

Daniel Soland,	N.A.	—	$130,000	$162,500
VP, Chief Commercial	6/15/07								40,000	$13.97	$438,716
Officer	1/12/07								40,000	$15.24	$484,924

Robert Pietrusko	N.A.	—	$157,500	$196,875
VP, Regulatory	6/15/07								14,000	$13.97	$153,550
	4/30/07								100,000	$15.08	$1,181,730

(1)	Represents the range of possible payments under the Cash Bonus Plan. For 2007, the compensation committee granted awards to the named executive officers under the Cash Bonus Plan, all of which are reported as Non-Equity Incentive Plan Compensation in the 2007 Summary Compensation Table located on page 28 of this proxy statement.
(2)	Consists of stock options awarded during 2007 under our 2005 Equity Incentive Plan. The stock option awards vest 25% on each of the first four anniversaries of the grant date. The stock options have a ten-year term and an exercise price equal to the closing market price of the our common stock on the date of grant.

Stock Option Grants: The stock options granted in fiscal year 2007 to the named executive officers have an exercise price equal to the fair market value of our common stock on the day of grant, vest over a four-year period with 25% vesting on each twelve month anniversary of the grant date, subject to continued employment, and expire ten years after the date of grant. Fair market value is defined to be the closing sale price of a share of our common stock on the date of grant as reported on the NASDAQ Stock Market. In determining the number of stock options to be granted to executives, our compensation committee takes into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value and the individual’s historic and recent performance and the value of stock options in relation to other elements of the individual executive’s total compensation.

Cash Bonus Plan Awards: During 2007, the compensation committee approved the awards under our Cash Bonus Plan, which provided our executive officers, including our Chief Executive Officer, with the opportunity to earn a cash incentive award if certain pre-established objectives were attained. For 2007, each of our executive officers, including our Chief Executive Officer earned a bonus amount that was below the target bonus levels established under the Cash Bonus Plan. The bonus amounts earned by our executive officers are reported as “Non-Equity Incentive Plan Compensation” in the 2007 Summary Compensation Table above.

Outstanding Equity Awards At Fiscal Year End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (#)
Michel de Rosen,	0	68,000		$13.97	6/16/2017
Chief Executive Officer	0	75,000		$15.24	6/16/2017
	20,000	60,000		$8.71	8/3/2016
	20,000	60,000		$19.73	1/17/2016
	40,000	40,000		$7.05	6/21/2015
	60,000	30,000		$3.14	1/21/2015
	121,776	50,000		$2.71	2/3/2014
	33,747	0		$2.09	7/22/2013
	60,000	0		$0.99	10/10/2012
	40,000	0		$3.93	4/16/2012
	20,000	0		$20.16	1/14/2012
	16,000	0		$29.37	7/24/2011
	20,000	0		$14.12	1/1/2011
	280,000	0		$21.12	8/21/2010
	20,000	0		$12.00	6/1/2010

Vincent J. Milano,	0	50,000		$13.97	6/15/2017
VP, Chief Operating	0	55,000		$15.24	1/12/2017
Officer & Chief	15,000	45,000		$8.71	8/3/2016
Financial Officer	15,000	45,000		$19.73	1/17/2016
	20,000	20,000		$7.05	6/21/2015
	30,000	30,000		$3.14	1/21/2015
	75,000	25,000		$3.55	1/15/2014
	30,000	0		$2.09	7/22/2013
	1	0		$0.99	10/10/1012
	20,000	0		$3.93	4/16/2012
	10,000	0		$20.16	1/14/2012
	8,000	0		$29.37	7/24/2011
	10,000	0		$14.12	1/1/2011
	21,000	0		$37.12	1/3/2010
	22,500	0		$11.62	1/15/2009
	12,000	0		$17.62	1/1/2008

Colin Broom,	0	40,000		$13.97	6/15/2017
VP, Chief Scientific	0	40,000		$15.24	1/12/2017
Officer	12,500	37,500		$8.71	8/3/2016
	10,000	30,000		$19.73	1/17/2016
	20,000	20,000		$7.05	6/21/2015
	30,000	30,000		$3.14	1/21/2015
	112,500	37,500		$1.84	5/10/2014

Thomas F. Doyle,	0	40,000		$13.97	6/15/2017
VP, General Counsel	0	40,000		$15.24	1/12/2017
	12,500	37,500		$8.71	8/3/2016
	10,000	30,000		$19.73	1/17/2016

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (#)
	20,000	20,000		$7.05	6/21/2015
	30,000	30,000		$3.14	1/21/2015
	75,000	25,000		$3.55	1/15/2014
	30,000	0		$2.09	7/22/2013
	20,000	0		$3.93	4/16/2012
	10,000	0		$20.16	1/14/2012
	8,000	0		$29.37	7/24/2011
	10,000	0		$14.12	1/1/2011
	21,000	0		$37.12	1/3/2010
	22,500	0		$11.62	1/15/2009
	12,000	0		$17.62	1/1/2008

Daniel Soland,	0	40,000		$13.97	6/15/2017
VP, Chief Commercial	0	40,000		$15.24	1/12/2017
Officer	25,000	75,000		$12.83	11/6/2016

Robert Pietrusko,	0	14,000		$13.97	6/15/2017
VP, Regulatory	0	100,000		$15.08	4/30/2017

(1)	Option awards vest as follows:
(a)	Grants with expiration dates in the years 2008, 2009, 2010, 2011, 2012 and 2013 are fully vested.
(b)	All other grants vest one-fourth on the first anniversary of the date of grant, one-fourth on the second anniversary of the date of grant, one-fourth on the third anniversary of the date of grant and one-fourth on the fourth anniversary of the date of grant. Grants with expiration dates in 2014 are 75% vested, grants with expiration dates in 2015 are 50% vested, grants with expiration dates in 2016 are 25% vested and grants with expiration dates in years after 2016 have not vested at all.
(c)	All option awards have a term of 10 years.

Option Exercises And Stock Vested

	OPTION AWARDS		STOCK AWARDS
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michel de Rosen,	39,477	$303,054	—	—
Chief Executive Officer

Vincent J. Milano,	—	—	—	—
VP, Chief Operating Officer & Chief
Financial Officer

Colin Broom,	—	—	—	—
VP, Chief Scientific Officer

Thomas F. Doyle,	—	—	—	—
VP, General Counsel

Daniel Soland,	—	—	—	—
VP, Chief Commercial Officer

Robert Pietrusko	—	—	—	—
VP, Global Quality and Regulatory

2007 Potential Payments Upon Termination Or Change In Control

Severance Agreement with our Chief Executive Officer

In August 2000, we entered into a severance agreement with Mr. de Rosen, our President and Chief Executive Officer. Provided that Mr. de Rosen agrees to release us from any obligations we may have incurred in connection with his employment with us, we will pay Mr. de Rosen, in the event he is terminated “without cause” or if he resigns for “good reason.” Mr. de Rosen will receive from us two years salary and benefits, as well as any bonus amount which has been awarded to him but not yet paid, and a pro rata portion of the aggregate value of all contingent bonus awards to which Mr. de Rosen might otherwise have been entitled, if any.

For the purposes of Mr. de Rosen’s agreement, “for cause” means conviction of any felony, commission of any act of fraud or embezzlement, or his unauthorized use or disclosure of confidential information or trade secrets of ours or our subsidiaries. “Good reason” is defined to include: (i) a substantial adverse alteration in the nature or status of his responsibilities; (ii) a reduction by us of his annual base salary or failure to pay any compensation; (iii) relocation of our principal executive offices to a location more than 30 miles from our current location; or (iv) a reduction in benefits.

Any of the following situations would constitute a “change of control” under Mr. de Rosen’s severance agreement:

•	a dissolution or liquidation of us;

•	a sale or otherwise disposition of all or substantially all of our assets;

•	a merger or consolidation where more than fifty percent of the combined voting power of our outstanding securities is transferred;

•

the acquisition by any person or entity of the beneficial ownership of securities representing fifty percent or more of the combined voting power of our then outstanding voting securities unless certain procedures have occurred;

•

a change in the composition of our board of directors over a period of twelve months or less such that a majority of the board members ceases to be comprised of individuals who either (i) have been board members continuously since the beginning of such period, or (ii) have been elected or nominated for election as board members during such period by at least a 60% majority of the board members described in clause (i) who were still in office at the time such election or nomination was approved by the board.

Mr. de Rosen resigned as Chief Executive Officer effective March 31, 2008 and no payments were due under the severance agreement.

Agreements with other Named Executive Officers

We have entered into change of control agreements with a number of our employees, including each of our named executive officers and the other members of our management team other than Mr. de Rosen. If an employee that is parties to one of these agreements is terminated or resigns for good reason within twelve months after a change of control, then the employee will receive severance payments equal to his or her then current monthly base salary over a period that varies from nine to 18 months. A “change in control” for purposes of these agreements is defined in the same manner as Mr. de Rosen’s severance agreement which is described above.

To be covered by the change of control agreements, a named executive officer must be either terminated “without cause” or resign for “good reason.” A termination of a named executive officer for “cause” would not trigger any liability to a named executive officer under the change in control agreement. “Cause” is when a named executive officer has engaged in any act of fraud, embezzlement, or any other serious criminal conduct that adversely affects the company committed intentionally by the employee in connection with employee’s employment or the performance of employee’s duties as an officer or director of the company or the employee’s conviction of, or plea of guilty or nolo contendere to, any felony.

For our named executive officers, a resignation for “Good Reason” includes: (i) a change in the employee’s role such that his or her authority, duties or responsibilities are not substantially equivalent to the employee’s authority, duties or responsibilities in effect immediately prior to such change; (ii) a change in the location of the facility at which employee is required to perform his or her duties is more than 50 miles from Exton, Pennsylvania, unless such new location does not increase the employee’s commuting time; (iii) a reduction of five percent (5%) or more in either of the employee’s base salary or the amount of the employee’s target bonus; or (iv) our failure to pay or make available any material payment or benefit due under the agreement or any other material breach by us of the agreement.

However, the above events or conditions will constitute Good Reason only if (i) such event or condition occurs during the period commencing on the date of a Change of Control and continuing for twelve consecutive months thereafter and (ii) the employee provides the company with written objection to the event or condition within 60 days following the occurrence thereof, the company does not reverse or otherwise cure the event or condition within 30 days of receiving that written objection and the employee resigns employee’s employment within 90 days following the expiration of that cure period.

Under these arrangements, because of their length of service with us, each of Mr. Milano and Mr. Doyle will receive severance payments over an 18-month period and Dr. Broom, Mr. Soland and Mr. Pietrusko will receive severance payments over a 12 month period. We will pay the premiums that would otherwise be paid by the employee if the employee elected to receive continuation coverage under COBRA for a period that matches the employee’s severance period. In exchange for these benefits, the employee will release us from any obligations we may have incurred in connection with the employee’s employment with us.

In July 2002, we adopted the ViroPharma Incorporated Severance Pay Plan, which is intended to provide separation benefits to certain of our employees in the event that they are separated from employment involuntarily. The Severance Pay Plan is administered by the compensation committee of our board of directors. In general, any person who is regularly employed by us for 30 or more hours per week is eligible for salary continuation and COBRA continuation coverage in an amount that is determined by the administrator, in its sole discretion, prior to an employee’s separation from employment. In exchange for these benefits, the employee will release us from any obligations we may have incurred in connection with the employee’s employment with us.

The following table sets forth our lump-sum payment obligations under the Severance Agreement with Mr. de Rosen and the Change in Control Agreements with our other named executive officers under various scenarios. The table assumes termination on December 31, 2007 and payment of such termination obligations within a reasonable time thereafter.

	Termination without Cause or for Good Reason				Change in Control
Name	Salary and Bonus(1)	Healthcare benefits(2)	Tax Gross-Up(3)	Total	Salary and Bonus(1)	Healthcare benefits(2)	Stock Option Acceleration(4)	Tax Gross-Up(3)	Total
Michel de Rosen	$784,000	$66,967	—	$850,967	$784,000	$66,967	$506,913	—	$1,357,880
Vincent J. Milano	—	—	—	—	$472,500	$47,509	$271,550	—	$791,559
Colin Broom	—	—	—	—	$327,000	$31,020	$390,550	—	$748,570
Thomas F. Doyle	—	—	—	—	$435,000	$47,509	$271,550	—	$754,059
Daniel Soland	—	—	—	—	$260,000	$31,020	$0	—	$291,020
Robert Pietrusko	—	—	—	—	$315,000	$31,020	$0	—	$346,020

(1)	For Termination “without Cause or for Good Reason” Mr. de Rosen would receive severance pay of two times base pay. Messrs. Milano, Doyle, Soland and Dr. Broom do not receive severance pay. For termination after or in connection with a change in control, Mr. de Rosen receives base pay for 24 months, Mr. Milano and Mr. Doyle for 18 months, Dr. Broom, Mr. Soland and Mr. Pietrusko for 12 months.
(2)

Under the Severance Agreement with Mr. de Rosen and Change in Control Agreements with our other executives, medical, dental and disability coverage is provided to the named executive officer and his/her spouse and dependents for a certain period of time, depending on the nature of the named executive officer’s termination. We may, at our sole discretion, elect to pay the named executive officer cash in lieu of such coverage in an amount equal to the named executive officer’s after-tax cost of continuing such coverage, where such coverage may not be continued. For termination without cause, for good reason or in connection with a change in control, Mr. de Rosen will continue to receive medical, dental and disability coverage for 24 months, Messrs. Milano and Doyle will continue to receive medical, dental and disability coverage for 18 months and Dr. Broom, Mr. Soland and Mr. Pietrusko will continue to receive medical, dental and disability coverage for 12 months. Values reported in the table reflect the projected present value based on premium equivalent rates for continued medical, dental and disability coverage for the period specified for each NEO, assuming an annual discount rate of 4.65% and an estimated annual increase in health care costs of 10%.

(3)	Under his Severance Agreement, Mr. de Rosen is eligible to receive “gross-up” payments for any payments he receives in connection with a change in control that would cause Mr. de Rosen to incur excise taxes under Section 4999 of the Code, as well as any additional federal, state, local and excise tax resulting from such gross-up payments. Based on a December 31, 2007 termination date, the change in control payments to Mr. de Rosen will not be subject to excise taxes under Section 4999 of the Code. Messrs. Milano, Doyle, Soland, Pietrusko and Dr. Broom do not receive a “gross-up” payment. However, under the 2005 Equity Incentive Plan, they can refuse to accept accelerated vesting of an award after consideration of the tax consequences.
(4)	Our employee stock option plans each contain change in control provisions regarding accelerated vesting of outstanding option grants and stock issuances. In the event of a change in control, all unvested options become vested for employees who have been employed by us for at least two years, and 50% of such unvested options become vested for employees with less than two years of service. For stock options, the dollar value is calculated for “in-the-money” options by multiplying the number of accelerated options by the difference of (i) $7.94 the closing price of our common stock on December 31, 2007, and (ii) the option exercise price.

Relocation Expenses

In connection with his employment, we agreed to reimburse Mr. Pietrusko for all moving expenses related to the relocation of his residence including paying for the closing costs on both the sale of his existing home in Massachusetts and the purchase of a new home in Pennsylvania. Mr. Pietrusko incurred $93,621 of relocation expenses in 2007.

Confidentiality and Inventions Agreements

We have entered into confidentiality and inventions agreements with each of our employees. The agreements provide that, among other things, all inventions, discoveries and ideas made or conceived by an employee during employment which are useful to us or related to our business or which were made or conceived with the use of our time, material, facilities or trade secret information, belong exclusively to us, without additional compensation to the employee. The agreements also have confidentiality provisions in favor of us and noncompetition provisions in favor of us during employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the compensation committee are Mr. Glaser and Dr. Claypool. Neither of these individuals were at any time during fiscal year 2007 an officer or employee of ours or has any relationship that is required to be disclosed pursuant to the rules of the Securities and Exchange Commission. Furthermore, none of our executive officers serves on the board of directors or compensation committee of any entity that has an executive officer serving as a member of our board of directors or compensation committee.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN

CONTROL PERSONS

Transactions with Related Persons

Since January 1, 2007, there were not any transactions, nor are there currently any proposed transactions, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Review, Approval or Ratification of Transactions with Related Persons

The audit committee of our board of directors is responsible for reviewing and recommending action to the board of directors regarding potential material transactions with related persons, including any of our directors or executive officers, certain of our stockholders and their immediate family members. This obligation is set forth in writing in our Audit Committee Charter, a copy of which is available on our Internet website at www.viropharma.com.

To identify related party transactions, each year, we require our directors and officers to complete director and officer questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests or the interests of our stockholders. Our Code of Business Conduct and Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to immediately notify our General Counsel.

We expect our directors, officers and employees to act and make decisions that are in our best interests and encourage them to avoid situations which present a conflict between our interests or the interests of our stockholders and their own personal interests. Our directors, officers and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities and services to us in an objective and fair manner.

A copy of our Code of Business Conduct and Ethics is available on our Internet website at www.viropharma.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 28, 2008, except as otherwise indicated in the relevant footnote, by (1) each person or group that we know beneficially owns more than 5% of our common stock, (2) each of our directors and the director nominees, (3) our Chief Executive Officer, and our four most highly compensated executive officers other than our Chief Executive Officer for the fiscal year ended December 31, 2007, collectively referred to in this proxy statement as the “named executive officers,” and (4) all current executive officers and directors as a group. Unless otherwise indicated, the address of each person identified below is c/o ViroPharma Incorporated, 397 Eagleview Boulevard, Exton, Pennsylvania 19341.

The percentages of beneficial ownership shown below are based on 69,946,880 shares of our common stock outstanding as of March 28, 2008, unless otherwise stated. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes those securities over which a person may exercise voting or investment power. In addition, shares of common stock which a person has the right to acquire upon the exercise of stock options or the exercise or conversion of other securities that are exercisable for or convertible into shares of our common stock within 60 days of March 28, 2008 are deemed outstanding for the purpose of computing the percentage ownership of that person, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated in the footnotes to this table or as affected by applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

Beneficial Owner	# of Shares Beneficially Owned	% of Shares Beneficially Owned
5% Stockholders
Julian and Felix Baker(1)	9,614,405	13.7%
Barclays Global Investors(2)	4,667,621	6.7%

Directors and Executive Officers(3)
Michel de Rosen	1,271,150	1.8%
Vincent J. Milano	406,193	*
Thomas F. Doyle	371,682	*
Colin Broom, M.D.	278,926	*
Paul A. Brooke	245,000	*
William D. Claypool	115,000	*
Robert J. Glaser	93,860	*
Daniel Soland	77,653	*
Michael R. Dougherty	75,000	*
John R. Leone	38,665	*
Howard H. Pien	34,164	*
Robert Pietrusko	26,925	*

All directors and executive officers as a group (12 persons)	3,034,218	4.2%

*	Represents less than 1% of the outstanding shares of our common stock.
(1)

As reflected in a Schedule 13G/A dated February 14, 2008 filed on behalf of Baker/Tisch Investments, L.P., Baker Bros. Investments, L.P., Baker Bros. Investments II, L.P., Baker Brothers Life Sciences, L.P., Baker Biotech Fund I, L.P., 14159, L.P. and Messrs. Felix J. and Julian C. Baker (“Baker Brothers Investments”), each with an address at 667 Madison Avenue, New York, NY 10021. The 13G/A indicates that the number of shares beneficially owned consists of both shares issuable upon conversion of our 2.0% senior convertible notes due 2017, and shares of issued common stock, that are held by Baker Brothers Investments, but does not identify the principal amount of the notes held or the number of shares into which such notes convert. Felix J. and Julian C. Baker are Managing Members of the investment advisors of each of the entities listed above and share voting and dispositive power with respect to the shares held by each such entity and disclaim beneficial ownership of such shares in which they have no pecuniary interest.

(2)	As reflected in a Schedule 13G dated January 23, 2007 filed on behalf of Barclays Global Investors, NA (“BGI”), Barclays Global Fund Advisors (“BGFA”) and Barclays Global Investors, LTD (“BGI LTD”) with an address of 45 Fremont Street, San Francisco, CA 94105. BGI reported that it has sole voting power with respect to 1,737,170 shares and sole dispositive power with respect to 1,951,630 shares. BGFA reported that it has sole voting power with respect to 2,060,485 shares and sole dispositive power with respect to 2,644,671 shares. The Schedule 13G reported that BGI is a bank as defined in Section 3(a)(6) of the Act, and BGFA is an investment advisor to various investment companies. The shares reported for BGI and BGFA are held by them for the economic benefit of the beneficiaries of those accounts.
(3)	Includes the following shares of common stock issuable upon the exercise of stock options which are exercisable within 60 days of March 28, 2008:

Name	Shares Underlying Options
Michel de Rosen	833,373
Thomas F. Doyle	329,000
Vincent J. Milano	345,251
Robert J. Glaser	55,000
Paul A. Brooke	85,000
Colin Broom, M.D.	257,500
William D. Claypool, M.D.	75,000
Michael R. Dougherty	75,000
Robert Pietrusko	25,000
John R. Leone	36,665
Howard H. Pien	34,164
Daniel Soland	35,000

The following report of the audit committee will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference. The following report shall not otherwise be deemed filed under such acts.

REPORT OF THE AUDIT COMMITTEE

The audit committee of the board of directors is comprised of three non-employee directors. The role of the audit committee is to assist the board of directors in its oversight of our financial reporting process. The board of directors, in its business judgment, has determined that all members of the committee are “independent,” as required by applicable NASDAQ rules. The committee operates pursuant to a charter that was amended by the board of directors on May 20, 2005. As set forth in the charter, our management is responsible for the preparation, presentation and integrity of our consolidated financial statements, our accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our consolidated financial statements and expressing an opinion based on their audits conducted in accordance with standards of the Public Company Accounting Oversight Board (United States).

The audit committee assists the board of directors in monitoring (a) the integrity of our financial statements in compliance with Securities and Exchange Commission and other regulatory requirements; (b) the annual independent audit of our financial statements; and (c) the independent registered public accounting firm’s independence and qualifications. The audit committee also works to provide effective communication between our board of directors and our independent registered public accounting firm and to support management’s efforts to enhance the quality of our internal control structure.

Our independent registered public accounting firm is accountable to the audit committee, and the audit committee has ultimate authority to select, evaluate and replace our independent registered public accounting firm. The audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting, if any) for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm reports directly to the audit committee.

In the performance of its oversight function, the committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has considered whether the provision of non-audit services by the independent registered public accounting firm to us is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to above and in the charter, the committee recommended to the board that the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 be filed with the Securities and Exchange Commission.

MEMBERS OF THE AUDIT COMMITTEE

Michael R. Dougherty (Committee Chairman)
Paul A. Brooke
John R. Leone

February 25, 2008

INDEPENDENT PUBLIC ACCOUNTANTS

During the fiscal years ended December 31, 2007 and 2006, fees in connection with services rendered by KPMG LLP, our independent registered public accounting firm, were as set forth below:

	Fiscal 2007	Fiscal 2006
Audit Fees	$467,000	$347,625
Audit-Related Fees	$0	0
Tax Fees	$26,000	125,480
All Other Fees	$2,400	1,500

TOTAL	$495,400	$501,605

Audit fees consisted of fees for the audit of the our annual financial statements and review of quarterly financial statements as well as services normally provided in connection with statutory and regulatory filings or engagements, consents and assistance with and review of our documents filed with the Securities and Exchange Commission including related to capital-raising transactions.

Tax fees consisted primarily of fees for tax compliance, tax advice and tax planning services.

Other fees consisted of a fee paid to access an online accounting research tool provided by KPMG LLP.

Policy for Pre-Approval of Audit and Non-Audit Services

The audit committee’s policy is to pre-approve all audit services and all non-audit services that our independent auditor is permitted to perform for us under applicable federal securities regulations. To the extent permitted by the applicable regulations, the committee’s policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent auditor and pre-approval of certain engagements up to pre-determined dollar thresholds that are reviewed annually by the committee. Specific pre-approval is mandatory for the annual financial statement audit engagement, among others.

All engagements of the independent auditor to perform any audit services and non-audit services have been pre-approved by the committee in accordance with the pre-approval policy. The policy has not been waived in any instance.

The audit committee may delegate pre-approval authority to the Chairman of the audit committee. The Chairman of the audit committee must report any decisions to the audit committee at the then next scheduled meeting.

A representative of KPMG LLP is expected to be present at the annual meeting. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

KPMG LLP has served as our independent registered public accounting firm since 1995. The audit committee has reappointed KPMG LLP as our independent accountants for the year ending December 31, 2008, and has further directed that management submit the selection of KPMG LLP as our independent registered public accounting firm for ratification by the stockholders at the annual meeting. Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by our bylaws, Delaware corporate law or otherwise. The board of directors has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of KPMG LLP as our independent registered public accounting firm, the board of directors will reconsider whether to retain that firm for fiscal 2008.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2008 AS DESCRIBED IN THIS PROPOSAL NO. 3

STOCKHOLDER PROPOSALS—FOR THE 2008 ANNUAL MEETING

We intend to mail next year’s proxy statement to our stockholders on or about April 10, 2009. Applicable law requires any stockholder proposal intended to be presented at our 2009 annual meeting of stockholders to be received by us at our office in Exton, Pennsylvania on or before January 1, 2009 in order to be considered for inclusion in our proxy statement and form of proxy for that annual meeting. Securities and Exchange Commission rules provide that if a proponent of a proposal fails to notify us at least 45 days prior to the month and day of mailing of the prior year’s proxy statement (or any date specified in an advance notice provision), then the management proxy holders will be allowed to use their discretionary voting authority with respect to the voting of proxies when the proposal is presented at the meeting, without any discussion of the matter in the proxy statement. With respect to our 2009 annual meeting of stockholders, if we are not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in our proxy statement, by March 17, 2009, the management proxy holders will be allowed to use their discretionary authority with respect to the voting of proxies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, certain of our officers and persons who own more than 10% of our common stock, file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such common stock. These directors, officers and greater than 10% stockholders are required to furnish us with copies of all Section 16(a) forms which they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, our directors, officers and greater than 10% stockholders complied with all fiscal year 2007 Section 16(a) filing requirements applicable to them.

OTHER MATTERS

Our board of directors does not intend to bring any other matters before the annual meeting and has no reason to believe any other matters will be presented. If other matters properly do come before the meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as they deem appropriate.

The costs of preparing, assembling, mailing and soliciting the proxies will be borne by us. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, facsimile, personal interviews and other methods of communication.

J. Peter Wolf
Vice President, General Counsel and Secretary

April 7, 2008

ANNEX A

VIROPHARMA INCORPORATED

AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

(as amended on April 7, 2008)

The purposes of the Plan are to: (a) further the growth and success of ViroPharma Incorporated (the “Company”) and its Subsidiaries by enabling selected employees, directors, consultants and advisors of the Company and any Subsidiaries to acquire shares of common stock of the Company, thereby increasing their personal interest in such growth and success and (b) to provide a means of rewarding outstanding performance of such persons. The terms of the Plan shall be incorporated in the Award Agreement to be executed by the Participant.

1. Definitions

1.1 “Affiliate” means, with respect to a Person, another Person that directly or indirectly controls, or is controlled by, or is under common control with such Person.

1.2 “Award” means a grant of Options, Restricted Shares or Restricted Share Units to an Eligible Person pursuant to the provisions of this Plan. Each separate grant of Options, Restricted Shares or Restricted Share Units to an Eligible Person and each group of Options that vests on a separate date, or a group of Restricted Shares or Restricted Share Units with respect to which restrictions lapse on a separate date, is treated as a separate Award.

1.3 “Award Agreement” means a written agreement evidencing and reflecting the terms of an Award.

1.4 “Award Committee” means a committee appointed by the Committee in accordance with Section 3.1(b) of the Plan, and if one is appointed, then such committee shall possess all of the power and authority, and shall be authorized to take any and all actions required to be taken hereunder, and make any and all determinations required to be made hereunder, to the extent authorized by the Committee.

1.5 “Board” means the Board of Directors of the Company, as constituted from time to time.

1.6 “Change of Control” means the happening of an event, which shall be deemed to have occurred upon the earliest to occur of the following events:

a. the date the stockholders of the Company (or the Board, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated;

b. the date the stockholders of the Company (or the Board, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of all or substantially all of the assets of the Company;

c. the date the stockholders of the Company (or the Board, if stockholder action is not required) and the stockholders of the other constituent corporations (or their respective boards of directors, if and to the extent that stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into another corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company’s voting capital stock immediately prior to the merger or consolidation will have more than 50% of the ownership of voting capital stock of the surviving corporation immediately after the merger or consolidation (on a fully diluted basis), which voting capital stock is to be held in the same proportion (on a fully diluted basis) as such holders’ ownership of voting capital stock of the Company immediately before the merger or consolidation;

d. the date any entity, Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than (i) the Company, or (ii) any of its Subsidiaries, or (iii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, or (iv) any Affiliate (as such term is defined in Rule 405 promulgated under the Securities Act) of any of the foregoing, shall have acquired beneficial ownership of, or shall have acquired voting control over, 50% or more of the outstanding shares of the Company’s voting capital stock (on a fully diluted basis), unless the transaction pursuant to which such Person, entity or group acquired such beneficial ownership or control resulted from the original issuance by the Company of shares of its voting capital stock and was approved by at least a majority of Directors who were either members of the Board on the date that this Plan was originally adopted by the Board or members of the Board for at least twelve (12) months before the date of such approval;

e. the date the Board determines (in its sole discretion) that based on then-currently available information, the events described in Section 1.5(d) are reasonably likely to occur; or

f. the first day after the date of this Plan when Directors are elected such that there is a change in the composition of the Board such that a majority of Directors have been members of the Board for less than twelve (12) months, unless the nomination for election of each new Director who was not a Director at the beginning of such twelve (12) month period was approved by a vote of at least sixty percent (60%) of the Directors then still in office who were Directors at the beginning of such period.

1.7 “Code” means the Internal Revenue Code of 1986, as amended.

1.8 “Committee” means a committee appointed by the Board in accordance with Section 3.1 of the Plan, and if one is appointed, then such committee shall possess all of the power and authority of, and shall be authorized to take any and all actions required to be taken hereunder by, and make any and all determinations required to be taken hereunder by, the Board.

1.9 “Common Stock” means common stock of the Company, $.002 par value per Share.

1.10 “Company” means ViroPharma Incorporated.

1.11 “Director” means an individual who is a member of the Board of Directors of the Company.

1.12 “Disability” means a total and permanent disability, as defined in Section 22(e)(3) of the Code.

1.13 “Eligible Person” means:

a. with respect to Awards of Incentive Stock Options, any person employed by the Company or by any of its Subsidiaries;

b. with respect to Awards of non-qualified stock options, any person employed by the Company or by any of its Subsidiaries, advisors and consultants to the Company or any Subsidiary, Directors and members of the board of directors of a Subsidiary;

c. with respect to any Award of Restricted Shares or Restricted Share Units, any person employed by the Company or by any of its Subsidiaries, and Directors and members of the board of directors of a Subsidiary.

1.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.15 “Fair Market Value Per Share” means:

a. If shares of Common Stock are traded in the over-the-counter market: the mean of the bid and asked prices for a share of Common Stock on the relevant valuation date as reported in The Wall Street Journal

(or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotations (“NASDAQ”) System), as applicable or, if there is no trading on such date, on the next preceding date on which there were reported share prices.

b. If shares of Common Stock are listed on a national or regional securities exchange or traded through the NASDAQ National Market: the closing price for a share of Common Stock on the exchange or on the NASDAQ National Market, as reported in The Wall Street Journal on the relevant valuation date, or if there is no trading on that date, on the next preceding date on which there were reported share prices.

c. If neither of Sections 1.14(a-b) apply, then the Fair Market Value Per Share of Common Stock shall be determined in good faith by the Board or the Committee in its sole discretion.

1.16 “Incentive Stock Option” means an Option that is an incentive stock option as described in Section 422 of the Code.

1.17 “Non-Employee Director” shall have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Board or the Committee may, to the extent it deems it necessary or desirable to comply with Section 162(m) of the Code and applicable regulations thereunder, ensure that each Non-Employee Director also qualifies as an outside director as that term is defined in the regulations under Section 162(m) of the Code.

1.18 “Option” means an Incentive Stock Option or a non-qualified stock option to purchase Shares that is awarded pursuant to the Plan.

1.19 “Other Available Shares” means, as of any date:

a. the total number of Shares owned by a Participant; in excess of

b. the sum of:

i. the number of Shares owned by such Participant for less than six months; plus

ii. the number of Shares owned by such Participant that has, within the preceding six months, been surrendered as payment in full or in part, of the exercise price for an option to purchase any securities of the Company or an Affiliate under any restricted stock, stock bonus, stock option or other compensation plan, program or arrangement established or maintained by the Company or an Affiliate.

If 1.19(a) is not greater than 1.19(b), the amount of “Other Available Shares” shall be zero.

1.20 “Participant” means an Eligible Person to whom an Award is granted pursuant to the Plan.

1.21 “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

1.22 “Plan” means this ViroPharma Incorporated Amended and Restated 2005 Equity Incentive Plan (f/k/a the ViroPharma Incorporated 2005 Stock Option and Restricted Share Plan), as amended from time to time.

1.23 “Pool” means the pool of Shares subject to the Plan, as described in Article 4, and as adjusted in accordance with Article 8 of the Plan.

1.24 “Restricted Shares” means Shares that are subject to restrictions pursuant to Article 6 of the Plan.

1.25 “Restricted Share Units” means a right granted under and subject to restrictions pursuant to Article 7 of the Plan.

1.26 “Securities Act” means the Securities Act of 1933, as amended.

1.26 “Shares” means shares of Common Stock including, without limitation, Restricted Shares.

1.27 “Subsidiary” means a subsidiary corporation, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code.

2. Participation

Subject to the terms of the Plan, the Board, the Committee or the Award Committee (i) will select Participants from among the Eligible Persons and (ii) may make Awards at any time and from time to time to Eligible Persons. Any Award may include or exclude any Eligible Person, as the Board, the Committee or the Award Committee shall determine in its sole discretion. An Eligible Person who has received an Award, if he or she is otherwise eligible, may receive additional Awards.

3. Administration

3.1 Procedure.

(a) Committee. The Board shall administer the Plan. The Board may at any time appoint a Committee of Non-Employee Directors of at least two persons to administer the Plan on behalf of the Board subject to such terms and conditions as the Board may prescribe. Members of the Committee shall serve for such period of time as the Board may determine. Members of the Board or the Committee who are eligible for Awards or who have received Awards may vote on any matters affecting the administration of the Plan or the granting of Awards pursuant to the Plan, except that no such member shall act upon an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to an Award to himself or herself. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

(b) Award Committee. To the extent authorized by the Board, the Committee may at any time appoint an Award Committee of at least two officers of the Company to administer the Plan on behalf of the Committee to the fullest extent allowed by law subject to such terms, conditions and limitations as the Committee may prescribe. Members of the Award Committee shall serve for such period of time as the Committee may determine. Members of the Award Committee who have received Awards may vote on any matters affecting the administration of the Plan or the granting of Awards pursuant to the Plan, except that no such member shall act upon an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Award Committee during which action is taken with respect to an Award to himself or herself. From time to time the Committee may increase the size of the Award Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Award Committee and thereafter directly administer the Plan.

3.2 Powers. Subject to the provisions of the Plan:

(a) The Board or, to the extent delegated by the Board, the Committee shall have the authority, in its discretion:

1. to make Awards to any Eligible Person;

2. to determine the Fair Market Value Per Share;

3. to determine the exercise price of the Options to be awarded in accordance with Article 5 of the Plan;

4. to determine the purchase price, if any, for Restricted Shares awarded in accordance with Article 6 of the Plan;

5. to determine the Eligible Persons to whom, and the time or times at which, Awards shall be made, and the number of Shares to be subject to each Award;

6. to determine the Participant’s to which dividend equivalents will be granted;

7. to prescribe, amend and rescind rules and regulations relating to the Plan;

8. to determine the terms and provisions of each Award under the Plan and each Award Agreement (which need not be identical with the terms of other Awards and Award Agreements) and, with the consent of the Participant, to modify or amend an outstanding Award or Award Agreement;

9. to determine the conditions that must be satisfied under any Award in order for an Option to vest and become exercisable, or, for the restrictions on any Restricted Share or Restricted Share Units to lapse, which conditions may include satisfaction of performance goals, passage of set periods of time and/or other criteria as determined by the Board or the Committee;

10. to accelerate the vesting or exercise date of any Option and/or to waive, in whole or in part any or all remaining restrictions on any Restricted Shares or Restricted Share Units;

11. to interpret the Plan or any agreement entered into with respect to an Award, the exercise of Options, or the removal of restrictions on Restricted Shares or Restricted Share Units;

12. to authorize any person to execute on behalf of the Company any instrument required to effectuate an Award or to take such other actions that may be necessary or appropriate with respect to the Company’s rights pursuant to Awards or Award Agreements; and

13. to make such other determinations and establish such other procedures as it deems necessary or advisable for the administration of the Plan.

(b) To the fullest extent allowed by applicable law and subject to the scope of authority delegated by the Board and/or the Committee, the Award Committee shall have the authority, in its discretion:

1. to make Awards to any Eligible Person who is employed by the Company or any Subsidiary;

2. to determine the Fair Market Value Per Share;

3. to determine the exercise price of the Options to be awarded in accordance with Article 5 of the Plan;

4. to determine the purchase price, if any, for Restricted Shares awarded in accordance with Article 6 of the Plan;

5. subject to the limitations set forth in Section 3.2(b)(1), to determine the Eligible Persons to whom, and the time or times at which, Awards shall be made, and the number of Shares to be subject to each Award;

6. to determine the terms and provisions of each Award under the Plan and each Award Agreement (which need not be identical with the terms of other Awards and Award Agreements) and, with the consent of the Participant, to modify or amend an outstanding Award or Award Agreement;

7. to determine the conditions that must be satisfied under any Award in order for an Option to vest and become exercisable, or, for the restrictions on any Restricted Share or Restricted Share Unit to lapse, which conditions may include satisfaction of performance goals, passage of set periods of time and/or other criteria as determined by the Board or the Committee; and

8. to authorize any person to execute on behalf of the Company any instrument required to effectuate an Award or to take such other actions that may be necessary or appropriate with respect to the Company’s rights pursuant to Awards or Award Agreements.

3.3 Effect of Decisions. All decisions, determinations and interpretations of the Board or the Committee shall be final and binding with respect to all Awards and Award Agreements under the Plan.

3.4 Limitation of Liability. Notwithstanding anything herein to the contrary, no member of the Board or the Committee shall be liable for any good faith determination, act or failure to act in connection with the Plan, any Award, or any Award Agreement hereunder.

4. Stock Subject to the Plan

4.1 Subject to the provisions of this Article 4 and the provisions of Article 8 of the Plan, no more than 7,850,000 Shares of Common Stock (collectively, the “Pool”), may be awarded and sold under the Plan. No more than 2,000,000 Shares of Common Stock may be awarded and sold (or, in the case of Restricted Shares with no purchase price or Restricted Share Units, granted) under the Plan to any individual Participant. Options awarded from the Pool may be either Incentive Stock Options or non-qualified stock options, as determined by the Board or the Committee. Without limiting the generality of this Section 4.1, any number of the maximum number of Shares reserved for issuance hereunder may be subject to Incentive Stock Options or non-qualified stock options or any combination thereof. If an Option expires or becomes unexercisable for any reason without having been exercised in full, the unexercised Shares shall be returned to the Pool and become available for future award under the Plan, unless the Plan was terminated earlier. Similarly, if and to the extent that any Restricted Share or Restricted Share Unit is canceled, repurchased or forfeited for any reason, that Share will again become available for grant under the Plan.

4.2 Shares to be delivered under the Plan will be made available, at the discretion of the Board or the Committee, from authorized but unissued Shares and/or from previously issued Shares reacquired by the Company.

5. Terms and Conditions of Options

5.1 Option Awards. Options may be granted either alone or in conjunction with other Awards. Each Option awarded pursuant to the Plan shall be authorized by the Board, the Committee, or the Award Committee and shall be evidenced by an Award Agreement in such form as the Board, the Committee, or the Award Committee may from time to time determine. The provisions of Awards need not be the same with respect to each Participant. The prospective recipient of an Award of Options will not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award.

5.2 Option Award Agreements. Each Award Agreement shall incorporate by reference all other terms and conditions of the Plan, including the following terms and conditions:

a. Number of Shares. The Award Agreement shall state the number of Shares subject to the Option, which shall not include fractional Shares.

b. Option Price. The price per Share payable on the exercise of any Option shall be stated in the Award Agreement and shall be no less than the Fair Market Value Per Share on the date such Option is awarded, without regard to any restriction other than a restriction that will never lapse. Notwithstanding the foregoing, if an Incentive Stock Option is awarded under this Plan to any person who, at the time of the award of such Incentive Stock Option, owns stock possessing more than 10% of the total combined voting power of all classes of the Company’s stock, the price per Share payable upon exercise of such Incentive

Stock Option shall be no less than 110 percent (110%) of the Fair Market Value Per Share on the date such Option is awarded. Except as provided in Article 8, the terms of any outstanding Option may not be amended to reduce the exercise price of such Option, nor may any outstanding Option be cancelled in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Option, without stockholder approval.

c. Form of Option. The Award Agreement will state whether the Option awarded is an Incentive Stock Option or a non-qualified stock option, and will constitute a binding determination as to the form of Option awarded, subject to the provisions of Section 5.5(c) below.

The Award Agreement may contain such other provisions as the Board, the Committee, or the Award Committee in its discretion deems advisable and which are not inconsistent with the provisions of this Plan.

5.3 Consideration. The Board or the Committee shall determine the method of payment for the Shares to be issued upon the exercise of an Option, which may consist entirely of cash, personal or certified check, or, at the election of the Participant and as the Board or the Committee may, in its sole discretion, approve, by surrendering Shares with an aggregate Fair Market Value per Share equal to the aggregate Option price, or by delivering such combination of Shares and cash as the Board or the Committee may, in its sole discretion, approve; provided, however, that Shares may be surrendered in satisfaction of the Option price only if the Participant certifies in writing to the Company that the Participant owns a number of Other Available Shares as of the date the Option is exercised that is at least equal to the number of Shares to be surrendered in satisfaction of the Option price; provided further, that the Option price may not be paid in Shares if the Board or the Committee determines that such method of payment would result in liability under Section 16(b) of the Exchange Act to a Participant.

Except as otherwise provided by the Board or the Committee, if payment is made in whole or in part in Shares, the Participant shall deliver to the Company certificates registered in the name of such Participant representing Shares legally and beneficially owned by such Participant, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value per Share on the date of delivery that is not greater than the aggregate Option price accompanied by stock powers duly endorsed in blank by the record holder of the Shares represented by such certificates. If the Board or the Committee, in its sole discretion, should refuse to accept Shares in payment of the Option price, any certificates representing Shares which were delivered to the Company shall be returned to the Participant with notice of the refusal of the Board or the Committee to accept such Shares in payment of the option price. The Board or the Committee may impose such limitations and prohibitions on the use of Shares to exercise an Option as it deems appropriate.

5.4 Exercise of Options. Any Option awarded hereunder shall be exercisable at such times and under such conditions as shall be set forth in the Award Agreement (as may be determined by the Board, the Committee, or the Award Committee and as shall be permissible under the terms of the Plan), which may include performance criteria with respect to the Company and/or the Participant, and as shall be permissible under the terms of the Plan.

An Option may be exercised in accordance with the provisions of this Plan as to all or any portion of the Shares then exercisable under an Option from time to time during the term of the Option. If an Option is exercised for a fraction of a Share, the Fair Market Value of such fractional Share, as of the date of exercise, will be paid in cash.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company at its principal executive office in accordance with the terms of the Award Agreement by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company, accompanied by any agreements required by the terms of the Plan and/or Award Agreement. Full payment may consist of such consideration and method of payment allowable under this Article 5 of the Plan. No adjustment shall be made for a dividend or other right for which the record date is earlier than the date the Option is exercised, except as provided in Article 8 of the Plan.

As soon as practicable after any proper exercise of an Option in accordance with the provisions of the Plan, the Company shall, without transfer or issue tax to the Participant, deliver to the Participant at the principal executive office of the Company or such other place as shall be mutually agreed upon between the Company and the Participant, a certificate or certificates representing the Shares for which the Option shall have been exercised.

Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Option by the number of Shares as to which the Option is exercised.

5.5 Term and Vesting of Options.

a. Except as provided in Section 5.6(d), Options awarded hereunder shall vest and become exercisable in whole or in part, in accordance with such vesting conditions as the Board, the Committee, or the Award Committee shall determine, which conditions shall be stated in the Award Agreement. Vested Options may be exercised in any order elected by the Participant whether or not the Participant holds any unexercised Options under this Plan or any other plan of the Company.

b. Notwithstanding any other provision of this Plan, no Option shall be: (i) awarded under this Plan after ten (10) years from the date on which this Plan is approved by the Company’s stockholders, or (ii) exercisable more than ten (10) years from the date of award; provided, however, that if an Option that is intended to be an Incentive Stock Option shall be awarded under this Plan to any person who, at the time of the award of such Option, owns stock possessing more than 10% of the total combined voting power for all classes of the Company’s stock, the foregoing clause (ii) shall be deemed modified by substituting “five (5) years” for the term “ten (10) years” that appears therein.

c. No Option awarded to any Participant shall be treated as an Incentive Stock Option, to the extent such Option would cause the aggregate Fair Market Value Per Share (determined as of the date of award of each such Option) of the Shares with respect to which Incentive Stock Options are exercisable by such Participant for the first time during any calendar year to exceed $100,000. For purposes of determining whether an Incentive Stock Option would cause such aggregate Fair Market Value Per Share to exceed the $100,000 limitation, such Incentive Stock Options shall be taken into account in the order awarded. For purposes of this subsection, Incentive Stock Options include all Incentive Stock Options under all plans of the Company and of any Subsidiary that are Incentive Stock Option plans within the meaning of Section 422 of the Code.

d. The awarding or vesting of an Option shall impose no obligation upon the Participant to exercise such Option.

e. A recipient of an Option shall have no rights as a stockholder of the Company and shall neither have the right to vote nor receive dividends with respect to any Shares subject to an Option until such Option has been exercised and a certificate with respect to the Shares purchased upon such exercise has been issued to him.

5.6 Termination of Options.

a. Unless sooner terminated as provided in this Plan, each Option shall be exercisable for such period of time as shall be determined by the Board, the Committee, or the Award Committee and set forth in the Award Agreement, and shall be void and unexercisable thereafter.

b. Except as otherwise provided herein or by the terms of any Award, with respect to a Participant who is an employee or Director, upon the termination of such Participant’s employment or other relationship with the Company for any reason, Options exercisable on the date of such termination shall be exercisable by the Participant (or in the case of the Participant’s death subsequent to termination of employment or such other relationship, by the Participant’s executor(s) or administrator(s)) for a period of three (3) months from the date of the Participant’s termination.

Except as otherwise provided herein or by the terms of any Award, with respect to a Participant who is an advisor or consultant, the termination of such Participant’s relationship with the Company for any reason shall not accelerate the expiration date of Options exercisable on the date of termination; provided however, that if such Participant dies following such termination, the Option shall be exercisable for a period of twelve (12) months commencing on the date of the Participant’s death by such Participant’s executor(s) or administrator(s).

c. Except as otherwise provided herein or by the terms of any Award, upon the Disability or death of a Participant while in the service of the Company, Options held by such Participant which are exercisable on the date of Disability or death shall be exercisable for a period of twelve (12) months commencing on the date of the Participant’s Disability or death, by the Participant or his legal guardian or representative or, in the case of death, by his executor(s) or administrator(s).

d. Options may be terminated at any time by agreement between the Company and the Participant.

5.7 Forfeiture.

a. Termination for Cause. Notwithstanding any other provision of this Plan, if the Participant’s employment or engagement is terminated by the Company, and the Board, the Committee, or the Award Committee makes a determination that the Participant:

i. has engaged in any type of disloyalty to the Company, including without limitation, fraud, embezzlement, theft, or dishonesty in the course of his employment or engagement, or has otherwise breached any fiduciary duty owed to the Company;

ii. has been convicted of a felony;

iii. has disclosed trade secrets or confidential information of the Company; or

iv. has breached any agreement with or duty to the Company in respect of confidentiality, non-disclosure, non-competition or otherwise;

then all unexercised Options shall terminate upon the date of such a finding, or, if earlier, the date of termination of employment or engagement for such a finding, and the Participant shall forfeit all Shares for which the Company has not yet delivered share certificates to the Participant and the Company shall refund to the Participant the Option purchase price paid to it, if any, in the same form as it was paid (or in cash at the Company’s discretion). Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in forfeiture.

b. Non-Competition. Notwithstanding any other provision of this Plan, if, during the 3-month period following a termination of service, which period shall be extended to 12 months in the event of a termination due to Disability, a Participant who is not a consultant or advisor commences any employment or engagement with or by a competitor of the Company (including, but not limited to, full or part-time employment or independent consulting work), as determined in the sole discretion of the Board or the Committee, all unexercised Options shall terminate immediately upon the commencement thereof. In the event a Participant who is a consultant or advisor has entered into an agreement with the Company that contains non-competition covenants and such consultant or advisor violates the terms of his or her non-competition covenant, all unexercised Options shall terminate immediately upon the date of such violation.

6. Terms and Conditions of Restricted Shares

6.1 Restricted Share Awards. Restricted Shares may be granted either alone or in conjunction with other Awards. Restricted Shares granted under an Award will be issued for such consideration, if any, as the Board, the Committee, or the Award Committee shall determine. Any Restricted Shares awarded pursuant to the Plan shall be authorized by the Board, the Committee, or the Award Committee and shall be evidenced by an Award Agreement in such form as the Board, the Committee, or the Award Committee may from time to time determine. The Board, the Committee, or the Award Committee will determine the time or times within which Restricted Shares may be subject to forfeiture, and all other conditions of such Awards. The provisions of Awards need not be the same with respect to each Participant. The prospective recipient of an Award of Restricted Shares will not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award.

6.2 Restricted Share Award Agreements. Each Award Agreement shall incorporate by reference all other terms and conditions of the Plan, including the following terms and conditions:

a. Number of Shares. The Award Agreement shall state the number of Restricted Shares subject to the Award, which shall not include fractional Shares.

b. Price. The price per Restricted Share, if any, and the time of payment for the awarding of the Restricted Shares shall be stated in the Award Agreement.

The Award Agreement may contain such other provisions as the Board, the Committee, or the Award Committee in its discretion deems advisable and which are not inconsistent with the provisions of this Plan.

6.3 Consideration. The Board or the Committee shall determine the method of payment, if any payment is required, for the Restricted Shares to be granted under an Award, which may consist entirely of cash, personal or certified check, or, at the election of the Participant and as the Board or the Committee may, in its sole discretion, approve, by surrendering Shares with an aggregate Fair Market Value per Share equal to the aggregate price payable for the restricted Shares, or by delivering such combination of Shares and cash as the Board or the Committee may, in its sole discretion, approve; provided, however, that Shares may be surrendered in satisfaction of the Restricted Share price only if the Participant certifies in writing to the Company that the Participant owns a number of Other Available Shares as of the date on which payment is due that is at least equal to the number of Shares to be surrendered in satisfaction of the Restricted Share price; provided further, that the Restricted Share price may not be paid in Shares if the Board or the Committee determines that such method of payment would result in liability under Section 16(b) of the Exchange Act to a Participant.

Except as otherwise provided by the Board or the Committee, if payment is made in whole or in part in Shares, the Participant shall deliver to the Company certificates registered in the name of such Participant representing Shares legally and beneficially owned by such Participant, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value per Share on the date of delivery that is not greater than the aggregate Restricted Share price accompanied by stock powers duly endorsed in blank by the record holder of the Shares represented by such certificates. If the Board or the Committee, in its sole discretion, should refuse to accept Shares in payment of the Restricted Share price, any certificates representing Shares which were delivered to the Company shall be returned to the Participant with notice of the refusal of the Board or the Committee to accept such Shares in payment of the Restricted Share price. The Board or the Committee may impose such limitations and prohibitions on the use of Shares to satisfy a Restricted Share price as it deems appropriate.

6.4 Restricted Share Certificates and Legends. A share certificate will be issued in connection with each Award of Restricted Shares. Such certificate will be registered in the name of the Participant receiving the Award, and will bear the following legend and/or any other legend required by this Plan, the Award Agreement, any other applicable agreement, or by applicable law:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE VIROPHARMA INCOPORATED AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO

BETWEEN THE PARTICIPANT AND VIROPHARMA INCORPORATED (WHICH TERMS AND CONDITIONS MAY INCLUDE, WITHOUT LIMITATION, CERTAIN TRANSFER RESTRICTIONS, REPURCHASE RIGHTS AND FORFEITURE CONDITIONS). COPIES OF THAT PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF VIROPHARMA INCORPORATED AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.

Share certificates evidencing Restricted Shares will be held in custody by the Company or in escrow by an escrow agent until the restrictions thereon have lapsed. As a condition to any Restricted Share Award, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Restricted Shares covered by such Award.

6.5 Restrictions and Conditions. Restricted Shares awarded pursuant to this Article 6 will be subject to the following restrictions and conditions:

a. Except as provided in Section 6.6, the restrictions on Restricted Shares shall lapse in accordance with such conditions as the Board, the Committee, or the Award Committee shall determine, which conditions shall be stated in the Award Agreement and which may include the continued employment, engagement or service of the recipient for a period of time, the attainment of specified individual or corporate performance goals, or any other factors that the Board, the Committee, or the Award Committee selects, in its sole and absolute discretion. During the period beginning on the date of an Award of Restricted Shares and ending when the restrictions on such Restricted Shares lapse as set forth in the Award Agreement or pursuant to Section 3.2(i) or Article 12 (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber such Restricted Shares.

b. During the Restriction Period, the Participant will be entitled to receive any cash distributions or dividends paid with respect to Restricted Shares and will be entitled to vote such Restricted Shares. Consistent with Article 8, a Participant will be entitled to receive any distributions or dividends paid in the form of securities with respect to Restricted Shares, but such securities will be subject to the same terms and conditions as the Restricted Shares with respect to which they were paid, including, without limitation, the same Restriction Period.

c. If and when the restrictions on Restricted Shares lapse through the expiration of the Restriction Period or pursuant to Section 3.2(i) or Article 13, the certificates for such Restricted Shares will be replaced with new certificates, without the restrictive legends described in Section 6.4 applicable to such lapsed restrictions, and such new certificates will be promptly delivered to the Participant, the Participant’s representative (if the Participant has suffered a Disability), or the Participant’s estate or heir (if the Participant has died) at the principal executive office of the Company or such other place as shall be mutually agreed upon between the Company and the Participant, the Participant’s representative (if the Participant has suffered a Disability), or the Participant’s estate or heir (if the Participant has died).

6.6 Forfeiture.

a. Except as otherwise provided herein or by the terms of any Award Agreement, upon the termination of a Participant’s employment or other relationship with the Company for any reason, all of that Participant’s Restricted Shares then subject to a Restriction Period will be forfeited.

b. Except as otherwise provided herein or by the terms of any Award Agreement, if an individual or corporate performance goal specified in an Award Agreement is not attained, and if it is not possible later to attain such goal, all of a Participant’s Restricted Shares then subject to a Restriction Period linked to the attainment of such goal will be forfeited.

c. Restricted Shares may be forfeited at any time during the applicable Restriction Period by agreement between the Company and the Participant.

d. If a Participant has paid the Company for Restricted Shares that are subsequently forfeited, the Company shall refund to the Participant the amounts paid to it for the forfeited Restricted Shares in the same form as it was paid (or in cash at the Company’s discretion).

7. Restricted Stock Units

Restricted Share Units may be granted hereunder, subject to such terms and conditions as the Board may impose. Each Restricted Share Unit will represent the right to receive from the Company, after fulfillment of any applicable conditions, a distribution from the Company in an amount equal to the Fair Market Value Per Share (at the time of the distribution). Distributions may be made in cash and/or Shares. Unless otherwise determined by the Board, Restricted Share Units may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution. All other terms governing Restricted Share Units, such as vesting, dividend equivalent rights, time and form of payment and termination of units shall be set forth in the applicable Award Agreement.

8. Adjustments

8.1 Subject to required action by the stockholders, if any, the number of Shares that may be granted under this Plan, including the individual limit specified in Article 4, and the number of Shares subject to outstanding Awards of Options, Restricted Shares and Restricted Share Units and the exercise or, if applicable, purchase prices thereof shall be adjusted proportionately for any increase or decrease in the number of outstanding Shares of Common Stock of the Company resulting from stock splits, reverse stock splits, stock dividends, reclassifications and recapitalizations, merger, consolidation, exchange of shares, or any similar change affecting Common Stock.

8.2 No fractional Shares shall be issuable on account of any action mentioned in Section 8.1, and the aggregate number of Shares into which Shares then covered by the Award, when changed as the result of such action, shall be increased to the next highest whole number of Shares resulting from such action, provided that no such increase shall be made if such increase would cause an Incentive Stock Option to lose its status as such without the consent of the Participant.

9. Time of Award

The date of an Award shall, for all purposes, be the date which the Board, the Committee, or the Award Committee specifies when the Board, the Committee, or the Award Committee makes its determination that an Award is made, or if none is specified, then the date of such determination. Notice of the determination shall be given to each Eligible Person to whom an Award is made within a reasonable time after the date of such Award.

10. Modification, Extension and Renewal of Award

Subject to the terms and conditions of the Plan, the Board or the Committee may modify, extend or renew an Award, or accept the surrender of an Award to the extent that an Option under the Award has not already been exercised, or the restrictions on Restricted Shares under the Award have not already lapsed. Notwithstanding the foregoing: (a) no modification of an Award that adversely affects the Participant shall be made without the consent of the Participant, and (b) no Incentive Stock Option may be modified, extended or renewed if such action would cause it to cease to be an “Incentive Stock Option” within the meaning of Section 422 of the Code, unless the Participant specifically acknowledges and consents to the tax consequences of such action.

11. Dividend Equivalents

Any participant selected by the Board or the Committee may be granted dividend equivalents based on the dividends declared of Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the award is granted and the date the award is exercised, vests, forfeits or expires, as determined by the Board or the Committee in its sole discretion. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Board or the Committee in its sole discretion.

12. Purchase for Investment and Other Restrictions

12.1 The obligation of the Company to issue Shares to a Participant upon the exercise of an Option, upon the Award of Restricted Shares, or upon the distribution of Shares with respect to Restricted Share Units granted under the Plan is conditioned upon such issuance complying with all relevant provisions of applicable law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder and any applicable foreign laws.

12.2 At the option of the Board or the Committee, the obligation of the Company to issue Shares to a Participant upon the exercise of an Option, upon the Award of Restricted Shares or upon the distribution of Shares with respect to Restricted Share Units granted under the Plan may be conditioned upon obtaining appropriate representations, warranties, restrictions and agreements of the Participant. Among other representations, warranties, restrictions and agreements, the Participant may be required to represent and agree that the purchase or receipt of Shares shall be for investment, and not with a view to the public resale or distribution thereof, unless the Shares are registered under the Securities Act and the issuance and sale of the Shares complies with all other laws, rules and regulations applicable thereto. Unless the issuance of such Shares is registered under the Securities Act (and any similar law of a foreign jurisdiction applicable to the Participant), the Participant shall acknowledge that the Shares purchased are not registered under the Securities Act (or any such other law) and may not be sold or otherwise transferred unless the Shares have been registered under the Securities Act (or any such other law) in connection with the sale or other transfer thereof, or that counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such Shares is exempt from registration under the Securities Act (or any such other law), and unless said sale or transfer is in compliance with all other applicable laws, rules and regulations, including all applicable federal, state and foreign securities laws, rules and regulations. Unless the Shares subject to an Award are registered under the Securities Act, the certificates representing such Shares issued shall contain the following legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES HAVE NOT BEEN ACQUIRED WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, BY GIFT OR OTHERWISE, OR IN ANY WAY ENCUMBERED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR A SATISFACTORY OPINION OF COUNSEL SATISFACTORY TO VIROPHARMA INCORPORATED THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND UNDER APPLICABLE STATE SECURITIES LAWS.

If required under the laws of any jurisdiction in which the Participant resides, the certificate or certificates may bear any such legend.

13. Transferability

No Award shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of the Participant, the Participant’s rights regarding Awards shall be exercisable only by such Participant, or, in the event of the legal incapacity or Disability of such Participant, then by the Participant’s legal guardian or representative.

14. Change of Control

14.1 Discontinuation of Plan and Non-Substitution of Shares. Notwithstanding anything to the contrary set forth in this Plan other than Section 14.4 or Section 14.5, if there is a Change of Control in which the Plan is not continued by a successor corporation, and in which equivalent, substituted options for common stock and substituted restricted shares in a successor corporation are not provided to Participants, then the Plan shall be terminated and, for a Participant who is an employee of the Company or any of its Subsidiaries or who is a Director, all unvested options shall vest and restrictions on Restricted Shares shall lift, as follows:

a. if the Participant has been employed by the Company or a Subsidiary or has been a Director for at least two years as of the Change of Control, then: (i) all of the Participant’s unvested Options shall be fully and immediately vested and exercisable, and (ii) the restrictions on all of the Participant’s Restricted Shares shall lapse and the Shares shall become nonforfeitable; and

b. if the Participant has been employed by the Company or a Subsidiary or has been a Director for less than two years as of the Change of Control, then: (i) fifty percent (50%) of the Participant’s unvested Options as of the date of the Change of Control shall be immediately vested and exercisable and the remaining portion of the Options which are not vested shall lapse and be forfeited, and (ii) the restrictions on fifty percent (50%) of all of the Participant’s Restricted Shares subject to a Restriction Period as of the date of the Change of Control shall lapse and the remaining portion of such Restricted Shares shall be forfeited.

14.2 Continuation of Plan or Substitution of Shares. If there is a Change of Control in which the Plan is continued by a successor corporation or in which equivalent substituted options for common stock and substituted restricted shares in a successor corporation are provided to Participants, with respect to Participants who are employees of the Company or any of its Subsidiaries or who are Directors, Options shall vest and restrictions on Restricted Shares shall lift as follows:

a. if a Participant who is employed by the Company is not offered substantially equivalent employment or service with the successor corporation or a related employer (both in terms of duties and compensation), then any unvested Options and Restricted Shares held by such Participant as of the date of the Change of Control shall be fully and immediately vested and exercisable and shall have restrictions lifted in accordance with Section 14.1(a) or 14.1(b), as applicable, taking into account all service performed with the Company in any capacity for purposes of vesting; and

b. if any Participant is offered substantially equivalent employment or service with the successor corporation or a related employer (both in terms of duties and compensation), then Options and Restricted Shares shall not be subject to accelerated vesting; provided however, that if the Participant’s employment with the successor corporation or related employer is terminated by the successor corporation or related employer during the six month period following such Change of Control, then any unvested Options and Restricted Shares or substituted options or restricted shares shall be fully and immediately vested and exercisable and have restrictions lifted at the date of the Participant’s termination of employment in accordance with Section 13.1(a) or 13.1(b), as applicable, taking into account service performed with the Company and the successor corporation and all related employers for purpose of vesting.

14.3 Notwithstanding Sections 14.1 and 14.2 hereof, any Participant who is a “disqualified individual,” as that term is defined in Section 280G(c) of the Code, shall be notified by the Board or the Committee of any event that may constitute a Change of Control in advance of the effective date of such Change of Control. Notice shall be provided, in the sole discretion of the Committee, as soon as reasonably practicable before the Change of Control. The disqualified individual may refuse to accept accelerated vesting of his or her Award after consideration of the tax consequences to such disqualified individual resulting from the Change of Control, provided that any such refusal shall be communicated to the Committee in writing before the Change of Control. If it is not practicable to provide advance notice of such Change of Control, the disqualified individual will be deemed to have elected to refuse such acceleration, but only to the extent that it is determined, as soon as practicable after the Change of Control, that accelerated vesting will result in negative tax consequences under Section 280G of the Code.

14.4 In addition to arranging for the exchange of Options for options to purchase common stock in a successor corporation and the exchange of Restricted Shares for similarly restricted shares of common stock in a successor corporation, in the event of a Change of Control of the Company by reason of a merger, consolidation or tax free reorganization or sale of all or substantially all of the assets of the Company, the Board shall have the authority, in its discretion, to terminate this Plan and (i) to distribute to each Participant cash and/or other property in an amount equal to and in the same form as the Participant would have received from the successor corporation if the Participant had owned the Shares subject to the Option rather than the Option at the time of the Change of Control, provided that any such amount paid to a Participant shall reflect the deduction of the exercise price the Participant would have paid to purchase such Shares and (ii) to redeem any Restricted Share for cash and/or other property in an amount equal to and in the same form as the Participant would have received from the successor corporation if the Participant had owned the Restricted Shares at the time of the Change in Control. The form of payment or distribution to the Participant pursuant to this Section shall be determined by the Committee.

14.5 Notwithstanding anything in this Article 14 to the contrary, each Award Agreement which evidences the grant of an award of Restricted Share Units shall set forth the consequences of the Change in Control upon such award of Restricted Share units.

15. Amendment of the Plan

Insofar as permitted by law and the Plan, and subject to Section 17.2, the Board or the Committee may from time to time suspend, terminate or discontinue the Plan or revise or amend it in any respect whatsoever with respect to any Shares at the time not subject to an Award, including amendments necessary or advisable to assure that the Incentive Stock Options, non-qualified stock options and Restricted Shares available under the Plan continue to be treated as such, respectively, under all applicable laws.

16. Application of Funds

The proceeds received by the Company from the sale of Shares pursuant to the exercise of Options and any sale of Restricted Shares shall be used for general corporate purposes or such other purpose as may be determined by the Board.

17. Approval of the Plan

17.1 Effective Date of Plan. The Plan shall become effective on the date that it is approved by the Company’s stockholders.

17.2 Stockholder Approval of Certain Amendments.

a. If the Board or the Committee amends the Plan to increase the aggregate number of Shares for which Awards may be awarded hereunder, and approval of the stockholders by a majority of the votes cast at a duly held stockholder meeting at which a quorum representing a majority of the Company’s outstanding voting shares is present (either in person or by proxy), is not obtained within twelve (12) months of the adoption of such amendment, all Awards with respect to such increased number of shares shall lapse automatically on the first anniversary of the date of the adoption of such amendment.

b. If the Board or the Committee amends the Plan to change the designation of the class of employees eligible to receive Options, and approval of the stockholders by a majority of the votes cast at a duly held stockholder meeting at which a quorum representing a majority of the Company’s outstanding voting shares is present (either in person or by proxy), is not obtained within twelve (12) months of the adoption of such amendment, all Incentive Stock Options awarded after the date of such adoption automatically shall be converted into non-qualified stock options on the first anniversary of the date of the adoption of such amendment.

c. Section 5.2(b) of the Plan may not be amended to permit the grant of Options with an exercise price below Fair Market Value or to permit outstanding Options to be repriced unless such amendment is approved by the stockholders by a majority of the votes cast at a duly held stockholder meeting at which a quorum representing a majority of the Company’s outstanding voting shares is present (either in person or by proxy).

18. Conditions Upon Issuance of Shares

Shares shall not be issued pursuant to the exercise of an Option, grant of Restricted Shares or distribution of Shares with respect to Restricted Share Units unless the exercise of such Option, grant of such Restricted Shares or distribution of Shares with respect to such Restricted Share Units and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

19. Reservation of Shares

19.1 The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19.2 The Company, during the term of this Plan, shall use its best efforts to seek to obtain from appropriate regulatory agencies any requisite authorization in order to issue and sell such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain from any such regulatory agency having jurisdiction the requisite authorization(s) deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any Shares hereunder, or the inability of the Company to confirm to its satisfaction that any issuance and/or sale of any Shares hereunder will meet applicable legal requirements, shall relieve the Company of any liability in respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20. Taxes, Fees, Expenses and Withholding of Taxes

20.1 The Company shall pay all original issue and transfer taxes (but not income taxes, if any) with respect to the award of Options, Restricted Shares and Restricted Share Units and/or the issue and transfer of Shares pursuant to the exercise of Options or the distribution of Restricted Share Units, and all other fees and expenses necessarily incurred by the Company in connection therewith, and will use its best efforts to comply with all laws and regulations that, in the opinion of counsel for the Company, shall be applicable thereto.

20.2 The granting of Awards hereunder and the issuance of Shares pursuant to the grant of Restricted Shares, the distribution of Restricted Share Units, and the exercise of Options is conditioned upon the Company’s reservation of the right to withhold in accordance with any applicable law, from any compensation or other amounts payable to the Participant, any taxes required to be withheld under federal, state or local law as a result of: the grant of an Award, the vesting of an Option, the exercise of an Option, the lapse of restrictions with respect to Restricted Shares and Restricted Share Units, the distribution of Restricted Share Units, or the sale of Shares. To the extent that compensation or other amounts, if any, payable to the Participant is insufficient to pay any taxes required to be so withheld, the Company may, in its sole discretion, require the Participant (or such other person entitled herein to exercise the rights associated with such Award), as a condition of the exercise of an Option, grant of Restricted Shares or the distribution of Restricted Share Units, to pay in cash to the Company an amount sufficient to cover such tax liability or otherwise to make adequate provision for the Company’s satisfaction of its withholding obligations under federal, state and local law, provided that such satisfaction of tax liability is made within 60 days of the date on which written notice of exercise has been given to the Company. With respect to Restricted Shares, the minimum required withholding obligations may be settled in Shares that are part of the Award that gives rise to the withholding requirement.

21. Miscellaneous

21.1 Notices. Any notice to be given to the Company pursuant to the provisions of this Plan shall be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal executive office, and any notice to be given to a Participant shall be delivered personally or addressed to him or her at the address given beneath his or her signature on his or her Award Agreement, or at such other address as such Participant or his or her permitted transferee (upon the permitted transfer) may hereafter designate in writing to the Company. Any such notice shall be deemed duly given on the date and at the time delivered via hand delivery, courier or recognized overnight delivery service or, if sent via telecopier, on the date and at the time telecopied with confirmation of delivery or, if mailed, on the date five (5) days after the date of the mailing (which shall be by regular, registered or certified mail). Delivery of a notice by telecopy (with confirmation) shall be permitted and shall be considered delivery of a notice notwithstanding that it is not an original that is received. It shall be the obligation of each Participant and each permitted transferee holding Shares purchased upon exercise of an Option, granted pursuant to an Award of Restricted Shares, or distributed with respect to Restricted Share Units to provide the Secretary of the Company, by letter mailed as provided herein, with written notice of his or her direct mailing address.

21.2 No Enlargement of Participant Rights. This Plan is purely voluntary on the part of the Company, and the continuance of the Plan shall not be deemed to constitute a contract between the Company and any Participant, or to be consideration for or a condition of the employment or service of any Participant. Nothing contained in this Plan shall be deemed to give any Participant the right to be retained in the employ or service of the Company or any Subsidiary, or to interfere with the right of the Company or any such corporation to discharge or retire any Participant thereof at any time subject to applicable law. No Participant shall have any right to or interest in Awards authorized hereunder prior to the award thereof to such Participant, and upon such Award the Participant shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company’s Certificate of Incorporation, as the same may be amended from time to time.

21.3 Information to Participants. The Company, upon request, shall provide without charge to each Participant copies of such annual and periodic reports as are provided by the Company to its stockholders generally.

21.4 Availability of Plan. A copy of this Plan shall be delivered to the Secretary of the Company and shall be shown by him to any eligible person making reasonable inquiry concerning it.

21.5 Section Headings. The descriptive headings of this Plan are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Plan.

21.6 Invalid Provisions. If any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed to render any other provisions contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision were not contained herein.

21.7 Applicable Law. This Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflict of law principles of Pennsylvania or any other jurisdiction.

Executed this 7th day of April, 2008.

[Corporate Seal]	VIROPHARMA INCORPORATED

Attest: /s/ J. Peter Wolf	By: /s/ Vincent J. Milano

VIROPHARMA INCORPORATED

2008 Annual Meeting of Stockholders – May 23, 2008

SOLICITED ON BEHALF OF THE COMPANY AND APPROVED

BY THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Vincent J. Milano and J. Peter Wolf, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to appear at the Annual Meeting of Stockholders of ViroPharma Incorporated to be held on May 23, 2008 and at any continuation, postponement or adjournment thereof, and to vote all of the shares of ViroPharma Incorporated that the undersigned is entitled to vote, with all powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as follows:

ELECTION OF CLASS II DIRECTORS FOR A TERM OF THREE YEARS:

John R. Leone	FOR ☐	WITHHOLD AUTHORITY ☐
Vincent J. Milano	FOR ☐	WITHHOLD AUTHORITY ☐
Howard H. Pien	FOR ☐	WITHHOLD AUTHORITY ☐

AMENDMENT OF 2005 EQUITY INCENTIVE PLAN:

FOR    ☐        AGAINST    ☐        ABSTAIN    ☐

RATIFICATION OF APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008

FOR    ☐        AGAINST    ☐        ABSTAIN    ☐

(Please date and sign on reverse side)

This space intentionally left blank

This proxy, when properly executed, will be voted as directed. If no directions to the contrary are indicated, the proxy agents intend to vote FOR the election as directors of the nominees named on this proxy card and FOR the approval of the amendment to the amended and restated certificate of incorporation increasing the number of shares of common stock authorized for issuance.

A majority of the proxy agents present and acting in person, or by their substitutes (or if only one is present and acting, then that one) may exercise all the powers conferred hereby. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO ALL OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Receipt of ViroPharma Incorporated’s 2007 Annual Report and the Notice of the 2008 Annual Meeting and Proxy Statement relating thereto is hereby acknowledged.

Date: , 2008

Signature (s)

Please sign your name exactly as it appears hereon, indicating any official position or representative capacity. If Shares are registered in more than one name, all owners must sign.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

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YOUR VOTE IS IMPORTANT

VOTE TODAY IN ONE OF THREE WAYS:

1.	VOTE BY TELEPHONE: After you call the phone number below, you will be asked to enter the control number at the bottom of the page. You will need to respond to only a few simple questions. Your vote will be confirmed and cast as directed.

Call toll-free in the U.S. or Canada at

1-866-626-4508 on a touch-tone telephone

OR

2.	VOTE BY INTERNET:

Log-on to www.votestock.com

Enter your control number printed below

Vote your proxy by checking the appropriate boxes

Click on “Accept Vote”

OR

3.	VOTE BY MAIL: If you do not wish to vote by telephone or over the internet, please complete, sign, date and return the above proxy card in the postage prepaid envelope provided.

YOUR CONTROL NUMBER IS: